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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

HANGER, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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HANGER, INC.
10910 Domain Drive, Suite 300
Austin, Texas 78758

April 15, 2014

Dear Stockholder:

        We are pleased to invite you to attend the Annual Meeting of Stockholders of Hanger, Inc. (the "Company"). It will be held on Wednesday, May 7, 2014, at 9:00 a.m. local time, at the Westin Austin at The Domain, 11301 Domain Drive, Austin, Texas 78758. The primary business of the meeting will be to:

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  elect eight directors;

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  approve, by stockholder advisory vote, the compensation of our named executive officers as disclosed in the accompanying proxy statement;

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  ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending December 31, 2014; and

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  transact such other business as may properly come before the meeting, or at any adjournment thereof.

        A Notice of the Annual Meeting and the Proxy Statement follow. It is important that your shares be represented and voted at the meeting whether or not you plan to attend. Therefore, we urge you to vote your proxy electronically via the Internet or telephone, or sign and date the enclosed proxy card and mail it promptly in the return addressed, postage prepaid envelope provided for your convenience.

Sincerely,

Vinit K. Asar
 Chief Executive Officer

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE YOUR SHARES BY TELEPHONE, INTERNET OR MAIL. IT IS THE RECOMMENDATION OF OUR BOARD OF DIRECTORS THAT STOCKHOLDERS VOTE "FOR" THE PERSONS OUR BOARD OF DIRECTORS HAVE NOMINATED TO SERVE AS DIRECTORS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AND THE RATIFICATION OF THE INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2014.

HANGER, INC.
10910 Domain Drive, Suite 300
Austin, Texas 78758

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholder:

        Notice is hereby given that the Annual Meeting of Stockholders of Hanger, Inc., a Delaware corporation ("Hanger" or the "Company"), will be held at the Westin Austin at The Domain, 11301 Domain Drive, Austin, Texas 78758 on Wednesday, May 7, 2014, at 9:00 a.m. local time, for the following purposes:

          1.     to elect eight directors;

          2.     to approve, by stockholder advisory vote, the compensation of our named executive officers as disclosed in the accompanying proxy statement;

          3.     to ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending December 31, 2014; and

          4.     to transact such other business as may properly come before the meeting, or at any adjournment thereof.

        Only stockholders of record at the close of business on March 10, 2014 are entitled to notice of, and to vote at, the Annual Meeting or at any adjournment thereof.

By order of the Board of Directors,

George E. McHenry
 Chief Financial Officer and Secretary

April 15, 2014

Important Notice Regarding the Availability of Proxy Materials for Annual Meeting of Stockholders to be Held on May 7, 2014: The Company's Proxy Statement and 2013 Annual Report to Stockholders are available at http://www.hanger.com/AboutUs/Investor/Annualmeeting/Pages/default.aspx

 YOUR VOTE IS IMPORTANT

        WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS, WE URGE YOU TO VOTE AND SUBMIT YOUR PROXY BY TELEPHONE, THE INTERNET OR BY MAIL AS PROMPTLY AS POSSIBLE TO ENSURE THE PRESENCE OF A QUORUM FOR THE MEETING. FOR ADDITIONAL INSTRUCTIONS ON VOTING BY TELEPHONE OR THE INTERNET, PLEASE REFER TO YOUR PROXY CARD. TO VOTE AND SUBMIT YOUR PROXY BY MAIL, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY, OF COURSE, REVOKE THE PROXY AND VOTE IN PERSON. IF YOU HOLD YOUR SHARES THROUGH AN ACCOUNT WITH A BROKERAGE FIRM, BANK OR OTHER NOMINEE, PLEASE FOLLOW THE INSTRUCTIONS YOU RECEIVE FROM THEM TO VOTE YOUR SHARES.

HANGER, INC.
10910 Domain Drive, Suite 300
Austin, Texas 78758
PROXY STATEMENT
GENERAL

        This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (our "Board of Directors" or "Board") of Hanger, Inc., a Delaware corporation ("Hanger" or the "Company"), of proxies of stockholders to be voted at the Annual Meeting of Stockholders to be held at the Westin Austin at The Domain, 11301 Domain Drive, Austin, Texas 78758 at 9:00 a.m., local time, on Wednesday, May 7, 2014, and any and all adjournments thereof (the "Annual Meeting").

        Any stockholder executing a proxy retains the right to revoke it at any time prior to its being exercised by giving notice to the Secretary of our Company.

        This Proxy Statement and the accompanying proxy are being mailed or given on or about April 17, 2014, to stockholders of record of our Company on March 10, 2014.

        If you would like to obtain directions to attend the Annual Meeting of Stockholders, please contact Russell Allen at (512) 777-3800.

VOTING SECURITIES

Voting at the Annual Meeting

        Only stockholders of record at the close of business on March 10, 2014 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting or at any adjournment thereof. If you are a holder of record of our Company's common stock, par value $.01 per share ("Common Stock"), at the close of business on the Record Date, then you are entitled to one vote for each share of our Common Stock you hold. As of the Record Date, there were 34,897,401 shares of Common Stock outstanding.

        Shares of Common Stock represented by proxy at the Annual Meeting will be voted according to the instructions, if any, given in the proxy. Unless otherwise instructed, the person or persons named in the proxy will vote (1) FOR the election of the eight nominees for director listed herein (or their substitutes in the event any of the nominees is unavailable for election); (2) FOR the advisory vote on the compensation of our named executive officers; (3) FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending December 31, 2014; and (4) in their discretion, with respect to such other business as may properly come before the meeting.

        To vote your proxy by mail, mark your vote on the enclosed proxy card; then follow the directions on the card. To vote your proxy using the Internet or by telephone, see the instructions on the enclosed proxy card. Your shares will be voted according to your directions. If you do not mark any selections, your shares will be voted as recommended by our Board of Directors.

        The cost of soliciting proxies will be borne by our Company. We may engage a proxy solicitation firm to help us solicit proxies at a cost to our Company not expected to exceed $15,000. Proxies may also be solicited by directors, officers or regular employees of our Company in person or by telephone.

Required Vote

        Proposal 1:    Directors are elected by a plurality of the votes cast at our Annual Meeting. To be elected by a "plurality" of the votes cast means that the individuals who receive the largest number of votes are elected as directors. Therefore, any shares not voted, whether by an indication telephonically, via the Internet or on the proxy card that you wish to "withhold authority," by a broker non-vote (which may occur because brokers or other nominees who hold shares for you do not have the discretionary authority to vote your uninstructed shares in the election of directors) or otherwise, have no effect in the election of directors except to the extent that the failure to vote for an individual results in another individual receiving a larger number of votes. Brokers may not vote uninstructed shares for this proposal.

        Proposal 2:    The affirmative vote of the holders of a majority of shares of our common stock represented and entitled to vote at our Annual Meeting is required to approve by advisory vote the compensation of our named executive officers. Because this vote is advisory, the results of the vote are not binding on our Board of Directors or our Compensation Committee. However, if there is a significant vote against the compensation of our named executive officers, our Board of Directors and our Compensation Committee will carefully evaluate whether any actions are necessary to address those concerns. Brokers may not vote uninstructed shares for this proposal. Abstentions and broker non-votes will have the effect of votes against this proposal.

        Proposal 3:    The affirmative vote of the holders of a majority of shares of our common stock represented and entitled to vote at our Annual Meeting is required to approve the ratification of the appointment of PricewaterhouseCoopers LLP as our Company's independent auditors for the fiscal year ending December 31, 2014. Brokers may vote uninstructed shares for this proposal as it is considered to be a "routine" proposal. Abstentions will have the effect of votes against this proposal.

        A quorum of stockholders is necessary to take action at our Annual Meeting or at any adjournment thereof. A majority of the outstanding shares of our common stock entitled to vote, represented in person or by proxy, will constitute a quorum of stockholders at our Annual Meeting. Votes cast by proxy or in person at our Annual Meeting will be tabulated by the inspector of election appointed for our Annual Meeting. For purposes of determining whether a quorum is present, abstentions and broker non-votes will count toward the quorum requirement. In the absence of a quorum, then either (i) the chairperson of the meeting, or (ii) stockholders representing a majority in voting power of the stockholders present in person, or by proxy, and entitled to vote, may adjourn the Annual Meeting from time to time until a quorum is obtained. The time and place of the adjourned meeting will be announced at the time the decision to adjourn is made, and no other notice need be given, unless the adjournment is for more than thirty (30) days from the date of the meeting in which the adjournment decision is made.

 PROPOSAL ONE—ELECTION OF DIRECTORS

        Our Board of Directors currently consists of nine members. One current member, Thomas F. Kirk, has notified our Board that he does not intend to stand for re-election as a director at the expiration of his current term at our Annual Meeting, and therefore has not been nominated for re-election as a director. Mr. Kirk provided his notice in May 2013. Accordingly, only the eight current directors listed below are nominated as a director to be elected at our Annual Meeting, each to serve for one year or until his or her successor is elected and qualified, and the size of our Board is expected to be reduced to eight directors immediately following the Annual Meeting. Proxies will be voted at the Annual Meeting, unless authority is withheld, FOR the election of the eight persons named below, all of whom currently are directors of our Company. We do not contemplate that any of the persons named below will be unable or will decline to serve; however, if any such nominee is unable or declines to serve, the persons named in the accompanying proxy will vote for a substitute, or substitutes, in their discretion.

        The following table sets forth information regarding the nominees for election at the Annual Meeting as of the Record Date. Our Corporate Governance and Nominating Committee has begun its process of identifying an additional qualified candidate to serve on our Board, and we expect to increase the size of our Board to nine directors in 2014 when such appropriate candidate is identified and elected.

Name	Position with our Company	Age	Became Director
Vinit K. Asar	Chief Executive Officer and Director	48	2012
Christopher B. Begley	Director	61	2013
Thomas P. Cooper, M.D.	Chairman of the Board	70	1991
Cynthia L. Feldmann	Director	61	2003
Eric A. Green	Director	52	2001
Stephen E. Hare	Director	60	2010
Richard R. Pettingill	Director	65	2014
Patricia B. Shrader	Director	63	2011

        Vinit K. Asar has been our Chief Executive Officer and President since May 2012, and served as our President and Chief Operating Officer from September 2011 to May 2012. Mr. Asar also served as our Executive Vice President and Chief Growth Officer from December 2008 to September 2011. Mr. Asar came to Hanger from the Medical Device & Diagnostic sector at Johnson & Johnson, having worked at the Ethicon, Ethicon-Endo-Surgery, Cordis and Biosense Webster franchises. During his 18 year career at Johnson & Johnson, Mr. Asar held various roles of increasing responsibility in Finance, Product Development, Manufacturing, and Marketing and Sales in the United States and in Europe. Prior to joining Hanger, Mr. Asar was the Worldwide Vice-President at Biosense Webster, the Electrophysiology division of Johnson & Johnson, responsible for the Worldwide Sales, Marketing and Services organizations. Mr. Asar has a B.S.B.A from Aquinas College and an M.B.A. from Lehigh University. Mr. Asar's service as our Chief Executive Officer, extensive knowledge of our Company, and diverse experience in healthcare finance, product development, manufacturing, marketing and sales, led to the conclusion he should serve as a director of our Company.

        Christopher B. Begley became a director of the Company in November 2013. He is the retired Executive Chairman and Chief Executive Officer of Hospira, Inc., a global provider of injectable drugs and infusion technology. Mr. Begley served as Executive Chairman of the Board of Hospira from May 2007 until January 2012, and served as Chief Executive Officer from April 30, 2004, when Hospira was spun off from Abbott Laboratories, to March 2011. Prior to that, Mr. Begley served in various positions at Abbott from 1986 to April 2004, leaving Abbott as Senior Vice President of its Hospital Products division. Mr. Begley serves as non-executive Chairman of the board of The Hillshire Brands Company, a manufacturer and marketer of brand name food products, a director of Zimmer Holdings Inc., a medical device company and a director of De Vry Education Group Inc., a provider of secondary and post-secondary educational services. Mr. Begley earned a bachelor's degree from Western Illinois University and an M.B.A. from Northern Illinois University. Mr. Begley's experience as a former Chief Executive Officer of Hospira, Inc., a publicly traded healthcare company, as well as his experience as a director of other public companies and his background in healthcare companies generally, led to the conclusion that he should serve as a director of our Company. Mr. Begley was originally recommended as a director nominee to our Corporate Governance and Nominating Committee by a third party search firm.

        Thomas P. Cooper, M.D. serves as our non-executive Chairman of the Board, a role he has held since May 2013. He is a partner of Aperture Venture Partners, a venture capital firm. He is the Chairman of the Board of VeriCare Management Inc., a member of the boards of Kindred Healthcare, Inc. and IPC The Hospitalist Company, Inc., and served as an Adjunct Professor at the Columbia University School of Business. From 1991 to 2006, Dr. Cooper was the Chief Executive Officer of VeriCare Management, Inc., which provides mental health services to patients in long-term care facilities. From May 1989 to January 1997, Dr. Cooper served as the President and Chief Executive Officer of Mobilex U.S.A., a provider of mobile diagnostic services to long-term care facilities. Dr. Cooper was the founder of Spectrum Emergency Care, a provider of health services to correctional facilities. Dr. Cooper's background as a medical doctor, his extensive experience in healthcare management, venture capital and leading start-up companies, and his knowledge of our Company as our longest serving independent director, led to the conclusion he should serve as a director of our Company.

        Cynthia L. Feldmann, retired CPA, currently serves as member of the board and chairs the audit committee of STERIS Corporation, a company engaged in the development, manufacture and marketing of sterilization and decontamination equipment, consumables and services for healthcare, scientific, research, industrial and governmental customers throughout the world. Ms. Feldmann also serves as a member of the board and the audit committee of HeartWare International, Inc., a medical device company engaged in the development of devices intended to treat advanced heart failure. Ms. Feldmann recently joined the board and serves on the Development Committee of Falmouth Academy, an academically rigorous, co-ed college prepatory day school for grades 7 to 12. Ms. Feldmann also served on the board of and chaired the audit and compliance committees of Atrius Health, a non-profit organization comprised of six leading Boston Area physician groups representing more than 1,000 physicians serving nearly 1 million adult and pediatric patients from 2012 to 2013. Ms. Feldmann was also a member of the board of Hayes Lemmerz International Inc., a worldwide producer of aluminum and steel wheels for passenger cars, trucks and trailers and a supplier of brakes and powertrain components from 2006 to 2009. Previously, Ms. Feldmann served as Business Development Officer at Palmer & Dodge LLP, a Boston based law firm, with a specialty in serving life sciences companies. From 1994-2002, she was a Partner at KPMG LLP, holding various leadership roles in the firm's Medical Technology and Health Care & Life Sciences industry groups. Ms. Feldmann also was National Partner-in-Charge of Coopers & Lybrand's Life Sciences practice from 1989-1994, among other leadership positions she held during her 19-year career there. Ms. Feldmann was a founding board member of Mass Medic, a Massachusetts trade association for medical technology companies, where she also served as treasurer and as a member of the board's Executive Committee during her tenure from 1997-2001. Ms. Feldmann holds an Advanced Professional Director Certification from the American College of Corporate Directors. Ms. Feldmann's extensive expertise in auditing and accounting, particularly her experience in the health care and life sciences industries, led to the conclusion she should serve as a director of our Company.

        Eric A. Green is the Co-Head—Middle Market Capital for Muzinich & Co., Inc. Prior to that, he was a Managing Director of Cyrus Capital Partners. Mr. Green was also a co-founder and managing partner of Castle Hill Investment Management, a New York based alternative investment firm. Prior to that, Mr. Green was a Senior Partner of Friedberg Milstein. Previously, he was a Partner and Managing Director of J.P. Morgan Partners, responsible for mezzanine/growth equity and structured investments. Prior thereto, he was a Managing Director in the Merchant Banking Group at BNP Paribas. Previously, Mr. Green held corporate planning and other financial positions at GE Capital and GE Company. Mr. Green has served on numerous public and private company boards of directors. Mr. Green's extensive background and broad experience in capital markets, and his expertise in current conditions and trends in corporate finance and structured investments, led to the conclusion he should serve as a director of our Company.

        Stephen E. Hare has been Executive Vice President and Chief Financial Officer of Office Depot, Inc. since December 2013. Prior to that, he served as Senior Vice President and Chief Financial Officer of The Wendy's Company from July 2011 to September 2013, and prior to that served as Senior Vice President and Chief Financial Officer of Wendy's/Arby's Group, Inc. from 2008 to July 2011. Mr. Hare served as Senior Vice President and Chief Financial Officer of Triarc Companies, Inc. from 2007 to the 2008 merger of Triarc and Wendy's in 2008, and as Chief Financial Officer of Arby's Restaurant Group, Inc. from 2006 until July 2011. Previously, Mr. Hare served as Executive Vice President of Cadmus Communications Corporation and as the President of Publisher Services Group, a division of Cadmus, from 2003 to 2006. Mr. Hare served as Executive Vice President and Chief Financial Officer of Cadmus from 2001 to 2003. From 1996 to 2001, Mr. Hare was Executive Vice President and Chief Financial Officer of AMF Bowling Worldwide, where he was also a member of the board of directors. From 1990 to 1996, Mr. Hare was Senior Vice President and Chief Financial Officer of James River Corporation. Mr. Hare was also a member of the board of directors of Pasta Pomodoro, Inc., the operator of Pasta Pomodoro restaurants, from 2008 to 2009, and was a member of the board of directors and chair of the audit committee of Wolverine Tube Inc. from 2005 to 2007. Mr. Hare's accounting and auditing expertise, including his experience as Chief Financial Officer of large, public companies, as well as his extensive experience in distributed retailing business models, led to the conclusion he should serve as a director of our Company.

        Richard R. Pettingill became a director of the Company in February 2014. He is the retired President and Chief Executive Officer of Allina Hospitals and Clinics, a network of healthcare providers in Minneapolis, Minnesota, serving in this role from 2002 until 2009. During that time he also served on the board of directors of the Minnesota Hospital Association and the Minnesota Business Partnership. Prior to joining Allina Hospitals and Clinics, Mr. Pettingill served as Executive Vice President and Chief Operating Officer of Kaiser Foundation Health Plans and Hospitals from 1996 to 2002. From 1991 to 1995, Mr. Pettingill served as President and Chief Executive Officer of Camino Healthcare. Mr. Pettingill serves on the board of directors of two other public companies, Accuray Incorporated, a radiation oncology company, and Tenet Healthcare Corporation, a medical services provider. Mr. Pettingill received a bachelor's degree from San Diego State University and a master's degree in health care administration from San Jose State University. Mr. Pettingill's experience as a former Chief Executive Officer of Allina, a not-for-profit healthcare company, as well as his experience as a director of other public companies and his background in healthcare companies generally, led to the conclusion he should serve as a director of our Company. Mr. Pettingill was originally recommended as a director nominee to our Corporate Governance and Nominating Committee by a third party search firm.

        Patricia B. Shrader has been Vice President, Global Regulatory Affairs for Medtronic, Inc., an international medical device company, since April 2011. Prior to joining Medtronic, Ms. Shrader served as Senior Vice-President, Regulatory and External Affairs at Becton Dickinson and Company, a medical technology company, where she worked in various capacities from 1995 to 2011. Ms. Shrader was an attorney with the Washington, D.C. firm Hogan & Hartson from 1988 to 1995. Ms. Shrader is a 1988 graduate of Georgetown University Law Center. She participates in the Medical Technologies Association (AdvaMed), as co-chair of the Technology and Regulatory group and in various other strategy and post-market activities. She also serves as Treasurer of the Board of Directors of the Food and Drug Law Institute. Ms. Shrader is a member of the Regulatory Affairs Professionals Society and is RAC certified. Ms. Shrader's extensive experience in the medical device industry, particularly in medical device regulation and governmental affairs, as well as her legal background, led to the conclusion she should serve as a director of our Company.

        There are no family relationships between any of the nominees.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF THE ABOVE NOMINEES AS DIRECTORS OF OUR COMPANY.

Committees of our Board of Directors

        Our Board of Directors has an Audit Committee, a Compensation Committee, a Corporate Governance and Nominating Committee, and a Quality and Technology Committee. As a matter of good corporate governance, our Corporate Governance and Nominating Committee intends to evaluate the composition of each of our committees and recommend to the Board at the Board meeting immediately following the Annual Meeting any changes in committee membership that it deems necessary or appropriate.

        The Audit Committee conducted ten meetings during 2013. It presently consists of Stephen E. Hare (Chair), Christopher B. Begley, and Eric A. Green and is governed by its own charter. The Audit Committee provides oversight on matters relating to accounting, financial reporting, auditing and internal control and is responsible for selecting, evaluating and meeting with our Company's independent accountants to review the proposed scope of the annual audit of our Company's books and records, reviewing the findings of the independent accountants upon completion of the annual audit, and reporting to our Board of Directors with respect thereto.

        The Compensation Committee conducted seven meetings during 2013. It presently consists of Eric A. Green (Chair), Thomas P. Cooper, M.D. and Cynthia L. Feldmann, is governed by its own charter, and is responsible for, among other responsibilities, determinations relating to the compensation of officers and key employees and certain of our Company's employee benefit plans.

        The Corporate Governance and Nominating Committee conducted four meetings during 2013. It presently consists of Stephen E. Hare (Chair), Thomas P. Cooper, M.D. and Patricia B. Shrader, is governed by its own charter, and is responsible for, among other responsibilities, advising our Board of Directors on matters relating to corporate governance and the identification of potential nominees to our Board of Directors.

        The Quality and Technology Committee conducted four meetings during 2013. It presently consists of Patricia B. Shrader (Chair), Vinit Asar, Cynthia L. Feldmann and Thomas F. Kirk and is responsible for, among other responsibilities, assisting our Board of Directors on matters relating to the quality of our Company's services and the adequacy of our Company's scientific and technical direction.

        Our Board of Directors met five times during 2013. Each incumbent director attended at least 75% of the aggregate number of meetings of our Board of Directors and committee(s) for the period during which he or she served as director or member during 2013. Copies of charters of the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee are available on our website, www.hanger.com.

Board Independence

        Our Board of Directors has determined that all of the nominees for election as a director except for Vinit K. Asar, including each of the members of the Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee, are independent directors within the meaning of applicable New York Stock Exchange ("NYSE") listing standards and rules. Further, our Board of Directors has determined that each of the members of the Audit Committee qualifies as "independent" under Rule 10A-3 of the Securities Exchange Act of 1934, as amended, and that each of Messrs. Hare and Begley qualify as an "audit committee financial expert" as defined in the U.S. Securities and Exchange Commission's ("SEC") rules. For a director to be deemed independent under NYSE rules, our Board of Directors must affirmatively determine that the director has no material relationship with our Company (either directly or as a partner, stockholder, or officer of an organization that has a relationship with our Company). In addition, the director (and any member of his or her immediate family) must meet the technical independence requirements of the NYSE's listing standards.

Board Leadership Structure and Role in Risk Oversight

        Currently, Mr. Asar serves as our Company's chief executive officer, or CEO, and Dr. Cooper serves as the non-executive Chairman of our Board of Directors. Our Board of Directors does not have a policy on whether or not the roles of CEO and Chairman should be separate. Instead, our Corporate Governance Guidelines provide that our Board of Directors has the authority to choose its Chairman in any way it deems best for our Company at any given point in time. Accordingly, our Board of Directors reserves the right to vest the responsibilities of the CEO and Chairman in the same person or in two different individuals depending on what it believes is in the best interest of our Company. Since Mr. Asar became our CEO in May 2012, our Board of Directors has determined that the separation of these roles most appropriately suits our Company. Specifically, our Board of Directors believes that this split in roles allows Mr. Asar to focus more of his energies on the management of our Company's business and that Dr. Cooper's long-standing relationship with Hanger as its longest serving director provides a unique and valuable independent perspective to the governance of the Company.

        Our Board of Directors believes that there is no single leadership structure for a Board of Directors that would be most effective in all circumstances and therefore retains the authority to modify this structure to best address our Company's and our Board of Directors' then current circumstances as and when appropriate.

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  In the circumstance where the responsibilities of the CEO and Chairman are vested in the same individual, or where the Chairman is not considered independent, our Board of Directors will designate a lead independent director from amongst the independent directors to preside at the meetings of the executive sessions of the independent directors. Because Dr. Cooper is an independent director, there is currently no lead independent director.

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  The primary responsibilities of the lead independent director, when that role is filled, is to work closely with the Chairman and the CEO, and serve as the principal liaison between the independent directors and the Chairman and the CEO in matters relating to our Board of Directors as a whole. The primary responsibilities of the lead independent director are as follows:

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  reside at all meetings of our Board of Directors at which the Chairman is not present, including any executive sessions of the independent directors and establish agendas for such executive sessions in consultation with the other directors and the Chairman;

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  have the authority to call meetings of the independent directors as appropriate; and

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    be available, as deemed appropriate by our Board of Directors, for consultation and direct communication with stockholders, and for such other duties as our Board of Directors may determine from time to time.

        Our Board of Directors and, in particular, the Audit Committee are involved on an ongoing basis in the general oversight of our material identified enterprise related risks. Each of our chief executive officer, chief financial officer, general counsel and compliance officer, with input as appropriate from other appropriate management members, report and provide relevant information directly to either our Board of Directors and/or the Audit Committee on various types of identified material financial, reputational, legal, compliance and business risks to which we are or may be subject, as well as mitigation strategies for certain key identified material risks. Further, our Compensation Committee, with the assistance of management, periodically evaluates our compensation policies and practices to assess whether potential actions to be taken by our employees in response to these policies and practices are likely to have a material adverse effect on our company. Our Board of Directors' and committees' roles in our risk oversight process have not affected our the leadership structure of our Board of Directors.

Policy Regarding Director Nominating Process

        The Corporate Governance and Nominating Committee has adopted a policy pursuant to which a stockholder who has owned at least 2% of our Company's outstanding shares of Common Stock for at least one year may recommend a director candidate that the Corporate Governance and Nominating Committee will consider when there is a vacancy on our Board of Directors either as a result of a director resignation or an increase in the size of our Board of Directors. Such recommendation must be made in writing addressed to the Chairperson of the Corporate Governance and Nominating Committee at our Company's principal executive offices and must be received by the Chairperson at least 120 days prior to the anniversary date of the release of the prior year's proxy statement. Although the Corporate Governance and Nominating Committee has not formulated any specific minimum qualifications that the it believes must be met by a nominee that the Corporate Governance and Nominating Committee recommends to our Board of Directors, the factors it will take into account will include strength of character, mature judgment, career specialization, relevant technical skills or financial acumen, diversity of viewpoint and industry knowledge, as set forth in the Corporate Governance and Nominating Committee's charter. There will not be any difference between the manner in which the committee evaluates a nominee recommended by a stockholder and the manner in which the committee evaluates any other nominee.

        While the Corporate Governance and Nominating Committee does not have a formal policy relating specifically to the consideration of diversity in its process to select and evaluate director nominees, the Corporate Governance and Nominating Committee does consider diversity as part of its overall evaluation of candidates for director nominees. Specifically, the "Selection of Board Members" section of our Corporate Governance Guidelines provides that the selection of potential directors should be based on all the factors the Corporate Governance and Nominating Committee considers appropriate, which may include diversity of viewpoints.

Policy Regarding Communication with Directors

        Stockholders and other interested parties desiring to communicate with a director, the non-management directors as a group or the full Board of Directors may address such communication to the attention of the Secretary of our Company at our Company's executive offices and all such appropriate communication will be forwarded to the intended recipient or recipients.

Policy Regarding Director Attendance at Annual Meetings

        Under our Company's current policy, each director should attend each annual meeting of stockholders. All of the current directors who were serving as directors at the time attended last year's annual meeting of stockholders.

Meetings of Non-Management Directors

        Non-management members of our Board of Directors conduct at least two regularly scheduled meetings per year without members of management being present. Dr. Cooper, an independent director and the non-executive Chairman of our Board of Directors, presides at these meetings.

Corporate Governance Guidelines and Code of Business Conduct and Ethics for Directors and Employees

        Our Board of Directors has adopted Corporate Governance Guidelines and a Code of Business Conduct and Ethics for directors, officers and employees in accordance with NYSE corporate governance listing standards. Copies of these documents are set forth on our Company's website, www.hanger.com.

Policies and Procedures Regarding Related Person Transactions

        Our Board of Directors has adopted written policies and procedures regarding related person transactions. For purposes of these policies and procedures:

  •
  a "related person" means any of our directors, executive officers or nominees for director, and any of their immediate family members; and

  •
  a "related person transaction" generally is a transaction in which we were or are to be a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect interest.

        The related person, or the director, executive officer or nominee who is an immediate family member of a related person, must notify our Corporate Governance and Nominating Committee of certain information relating to proposed related person transactions. The Corporate Governance and Nominating Committee will consider all of the relevant facts and circumstances available regarding the proposed related person transaction and will ratify or approve only those related person transactions that are in, or are not inconsistent with, the best interests of our company and our stockholders.

        In 2013, there were no proposed, pending or ongoing related person transactions subject to review by the Corporate Governance and Nominating Committee under the policy.

 PROPOSAL TWO—ADVISORY VOTE ON THE
COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

        We are seeking an advisory vote of our stockholders on the compensation of our named executive officers, as required by Section 14A of the Securities Exchange Act of 1934, as amended. Our Board of Directors recommends that you vote in favor of the resolution approving the compensation of our named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis section and the tables and narrative discussion contained in this Proxy Statement. Since the vote is advisory in nature, the results will not be binding on our Board of Directors or our Compensation Committee. However, we will consider the results of the vote of our stockholders in evaluating the need for or desirability of any changes in our executive compensation programs. We intend to hold the next advisory vote on the compensation of our named executive officers at the annual meeting in 2015.

        We have adopted what we believe to be a conservative approach to executive compensation. Our overall compensation program is designed to reward our named executive officers for long-term commitment to our Company's success. We emphasize performance-based incentive opportunities, particularly long-term incentives, when determining the mix of elements that constitute an officer's total direct compensation.

        We are also aware that executive pay practices and notions of sound governance principles continue to evolve, and we strive to keep pace with that evolution. For example, there are no Company employees with tax gross-ups contained in their employment agreements.

        As we discuss more thoroughly in the Compensation Discussion and Analysis section, which we invite you to review in detail, the following principles guide our compensation decisions:

Guiding Principle	Hanger Philosophy / Approach
Pay for performance	Our compensation program is designed to align executive compensation with the Company's overall performance and business strategy. The design of our short- and long-term compensation programs is driven by business objectives and performance measures which we believe provide a direct link to the creation of shareholder value. We support a structural pay for performance philosophy by significantly emphasizing variable or at-risk compensation in the overall executive pay program.
Facilitate alignment with stockholders	Our long-term incentives are delivered in the form of equity to provide executives with a direct interest in the performance of our stock. We have adopted and implemented stock ownership guidelines for our executives which reinforce this principle.
Be internally equitable	Our executive compensation programs are designed to provide compensation that is fair and equitable based on the performance of the executive and the Company. In addition to conducting analyses of market pay levels, we consider the pay of the named executive officers relative to one another and relative to other members of the management team.
Promote sound corporate governance objectives	We seek broad compliance with all applicable legal, regulatory and financial regulations and requirements in the context of our executive compensation program. In addition, when designing and implementing our executive compensation programs, we give due consideration to the impact such programs have on shareholders and any relevant tax and accounting implications that may arise in connection with such programs.

Guiding Principle	Hanger Philosophy / Approach
Provide leadership stability and continuity	Our executive programs are designed to reward both long-term contributions to the Company, as well as attract new executive talent and reward commitment of our executives to our Company regardless of their length of service with the Company. We recognize that the stability of the leadership team enhances our business.
Be competitive	We regularly conduct market pay analyses to ensure the compensation we pay our executives is competitive in terms of the elements and mix of pay, program design and resulting actual levels of pay.
Reflect factors of role and individual	We use the information from market pay analyses and apply it to the individual situation of each of our executives to ensure we are compensating for the officer's responsibilities and the individual's skills and performance.
Encourage long-term executive service	We provide our named executive officers with tax effective savings opportunities. Our savings and retirement plans, along with a market competitive offering of other pay elements, encourage employees to join and remain at our Company. In addition, the vesting provisions established for all of our long-term incentive vehicles support this objective.

        A description of our executive compensation policies and procedures can be found in the Compensation Discussion & Analysis section of this proxy. Those policies and procedures include:

  •
  We link compensation to corporate performance through our annual incentive compensation program and equity based awards, including performance-based equity awards, to ensure that executives receive above median compensation only if long-term value creation is generated for our stockholders.

  •
  We have eliminated all excise tax gross-ups in our executive officers' employment agreements, with the result that no employee of the Company has an excise tax gross-up in his or her employment agreement.

  •
  We have eliminated or limited certain perquisites we formerly offered to executive officers.

  •
  The change in control provisions within our employment agreements are "double trigger" provisions.

  •
  Our Compensation Committee has instituted a policy that it will evaluate in appropriate circumstances whether to seek the reimbursement of certain compensation awards paid to an executive officer if such executive engages in activities that caused or partially caused a restatement of financial results.

  •
  Our equity compensation plan does not permit repricing of stock options.

  •
  We periodically review our pay practices to ensure that they do not encourage excessive risk taking.

  •
  We do not guarantee salary increases or bonuses for our executive officers.

  •
  We have formal stock ownership guidelines for each of our named executive officers and all of the named executive officers presently meet these requirements.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

 PROPOSAL THREE—RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Our Audit Committee has appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ended December 31, 2014, as well as the effectiveness of our internal control over financial reporting as of December 31, 2014, and requests that our stockholders ratify this appointment. If stockholders do not ratify the appointment of PricewaterhouseCoopers LLP, then the Audit Committee will reconsider the appointment.

        Audit services provided by PricewaterhouseCoopers LLP in 2013 included the audit of our consolidated financial statements and the effectiveness of our internal controls over financial reporting under Section 404 of the Sarbanes Oxley Act and the Public Company Accounting Oversight Board requirements, the review of quarterly financial statements and statutory and regulatory filings. Representatives of PricewaterhouseCoopers LLP are expected to attend the Annual Meeting, where they will have an opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

        Proxies solicited by our Board of Directors will be voted FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2014 unless the stockholder has specified otherwise.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT AUDITORS.

 COMPENSATION DISCUSSION & ANALYSIS

Objectives of Our Executive Compensation Program

        The compensation program covering our named executive officers is designed to drive our Company's success, which will be achieved primarily through the actions of talented employees. Our executive compensation program covering named executive officers has specific primary objectives which include:

  •
  attracting qualified and talented executives who are capable of providing the appropriate leadership to our Company;

  •
  retaining executives who have the critical skills our Company needs to meet our strategic and operational objectives; and

  •
  motivating our executives to drive outstanding Company performance.

        These objectives reflect our belief that programs that support the attraction and retention of a highly qualified executive management team—coupled with appropriate incentive programs to motivate performance—serve the long-term interests of our investors.

        Compensation arrangements for our named executive officers are designed to reward long-term commitment to our Company's success. The following principles guide our compensation decisions:

Guiding Principle	Hanger Philosophy / Approach
Pay for performance	Our compensation program is designed to align executive compensation with the Company's overall performance and business strategy. The design of our short- and long-term compensation programs is driven by business objectives and performance measures which we believe provide a direct link to the creation of shareholder value. We support a structural pay for performance philosophy by significantly emphasizing variable or at-risk compensation in the overall executive pay program.
Facilitate alignment with stockholders	Our long-term incentives are delivered in the form of equity to provide executives with a direct interest in the performance of our stock. We have adopted and implemented stock ownership guidelines for our executives which reinforce this principle.
Be internally equitable	Our executive compensation programs are designed to provide compensation that is fair and equitable based on the performance of the executive and the Company. In addition to conducting analyses of market pay levels, we consider the pay of the named executive officers relative to one another and relative to other members of the management team.
Promote sound corporate governance objectives	We seek broad compliance with all applicable legal, regulatory and financial regulations and requirements in the context of our executive compensation program. In addition, when designing and implementing our executive compensation programs, we give due consideration to the impact such programs have on shareholders and any relevant tax and accounting implications that may arise in connection with such programs.

Guiding Principle	Hanger Philosophy / Approach
Provide leadership stability and continuity	Our executive programs are designed to reward both long-term contributions to the Company, as well as attract new executive talent and reward commitment of our executives to our Company regardless of their length of service with the Company. We recognize that the stability of the leadership team enhances our business.
Be competitive	We regularly conduct market pay analyses to ensure the compensation we pay our executives is competitive in terms of the elements and mix of pay, program design and resulting actual levels of pay.
Reflect factors of role and individual	We use the information from market pay analyses and apply it to the individual situation of each of our executives to ensure we are compensating for the officer's responsibilities and the individual's skills and performance.
Encourage long-term executive service	We provide our named executive officers with tax effective savings opportunities. Our savings and retirement plans, along with a market competitive offering of other pay elements, encourage employees to join and remain at our Company. In addition, the vesting provisions established for all of our long-term incentive vehicles support this objective.

Named Executive Officers

        The following individuals have been identified as the named executive officers for purposes of disclosure in this proxy statement:

  •
  Vinit Asar, our President and Chief Executive Officer;

  •
  George E. McHenry, our Executive Vice President and Chief Financial Officer;

  •
  Richmond L. Taylor, our Executive Vice President and the Chief Operating Officer of Hanger Prosthetics & Orthotics, Inc.;

  •
  Kenneth W. Wilson, our President and Chief Operating Officer of Southern Prosthetic Supply, Inc.; and

  •
  Thomas E. Hartman, our Vice President and General Counsel.

Overview of Our Executive Compensation Programs

        Below are the purpose and key characteristics of the elements of our executive compensation program.

Element	Purpose and Characteristics
Base Salary	•	Fixed pay element to compensate for an individual's competencies, skills, and experience as valued in the marketplace and within the Company and to reward continued performance.
	•	Base salary may be adjusted annually/periodically based on changes in job responsibilities, market conditions and individual performance.
Annual Incentives	•	Performance-based annual cash opportunity to motivate and reward the achievement of annual financial results relative to business specific targets and individual goals tied to strategic initiatives.
	•	Incentive goals are aligned with stakeholders' interests.
	•	Awards, if earned, are payable based on actual results.
Long-Term Incentives	•	Performance-based equity opportunity to motivate and reward financial performance and stock price appreciation.
	•	Amounts earned and realized will vary from the grant date fair value based on actual stock price performance.
Retirement Benefits	•	Component of compensation that accrues each year to encourage employment stability of our executive leadership.
	•	Benefits are payable upon or after retirement.
Other Benefits and Perquisites	•	Generally certain pay elements which provide for life and income security needs; the actual cost to the Company is based on participation/usage.
Severance Benefits	•	Contingent component to provide a bridge to future employment in the event an executive's employment is terminated.
	•	Payable only if an executive's employment is terminated in certain predefined situations.

Consideration of Last Year's Advisory Stockholder Vote on Executive Compensation

        At our Company's annual meeting of stockholders held on May 9, 2013, approximately 99% of the shares voted on the proposal were voted in support of the compensation of the Company's named executive officers, including the Company's compensation practices and principles and their implementation, as discussed and disclosed in the 2013 Proxy Statement. The Compensation Committee appreciates and values the views of our stockholders. In considering the results of this advisory vote on executive compensation, which included contact with various institutional investors, the Compensation Committee concluded that the compensation paid to our executive officers and the Company's overall pay practices continue to have broad stockholder support. As a result, the Compensation Committee decided to retain our general approach to executive compensation, with an emphasis on annual and long-term incentive compensation that rewards our most senior executives when they successfully implement our business plan and, in turn, deliver value for our stockholders.

        The Compensation Committee recognizes that executive pay practices and notions of sound governance principles continue to evolve. Consequently, the Compensation Committee intends to continue paying close attention to the advice and counsel of its independent compensation advisors and invites our stockholders to communicate any concerns or opinions on executive pay directly to the Compensation Committee or our Board of Directors.

        At the annual meeting of stockholders held on May 12, 2011, our stockholders expressed a preference that advisory votes on executive compensation occur every year. In accordance with the results of this vote, our Board of Directors determined to implement an advisory vote on executive compensation every year until the next required vote on the frequency of stockholder votes on executive compensation, which is scheduled to occur at our 2017 annual meeting of stockholders.

Pay Setting Process

        To determine competitive market pay, our Compensation Committee periodically analyzes the annual proxy statements of a peer group of companies and published survey data. In setting pay for our named executive officers, our Compensation Committee has established the target for compensation, by element and in the aggregate, as the competitive market pay median (50th percentile). Our competitive market pay median (the "Median") is determined by averaging the in-depth peer group analysis and the published survey data. The design of our annual and long-term incentive plans provides our executives with the opportunity to exceed the Median for total direct compensation (the sum of base salary, annual bonus and long term incentives) based on Company performance. Actual compensation on a yearly basis, based on Company and individual performance, can vary widely, as our history has demonstrated.

        In 2013, our Compensation Committee decided to take a new look at the consulting support it was receiving by formerly requesting proposals from six compensation consulting firms. After proposal reviews and interviews, the Compensation Committee engaged Hay Group as its new compensation consultant in October 2013. The Compensation Committee had previously utilized Towers Watson as its compensation consultant. Hay Group worked with the Committee to update the peer group and develop the benchmarking analysis for use in setting 2014 compensation. For 2013, Towers Watson was paid $35,855 and Hay Group was paid $81,549 for executive compensation services and support. Our Compensation Committee has assessed the independence of Towers Watson and Hay Group and concluded that the work performed by each of these consultants for our Compensation Committee does not raise any conflict of interest under applicable NYSE listing standards or SEC rules.

Peer Group

        Our Compensation Committee considered the executive compensation practices for the executive officers of a peer group of companies. In 2011, a peer group of companies in the health care industry was developed in conjunction with Towers Watson as well as with input from our senior management. Our Compensation Committee believes that while not specific to the orthotics and prosthetics area of health care, the companies in the peer group reflect the range of business sectors where Hanger is active and are of similar size to Hanger. These companies have executive talent with comparable skills whom our Compensation Committee believes face similar business challenges common to our industry. For fiscal year 2013, our peer group 50th percentile revenue was $991.9 million. Our Compensation

Committee believes that this peer group remains reflective of the market we now face and positions our compensation benchmarking appropriately.

Peer Companies	Description	FY 2013 Revenue (in millions)
Select Medical Holdings Corporation	Healthcare Facilities	$2,976
MEDNAX, Inc.	Healthcare Services	$2,154
Emeritus Corp.	Healthcare Facilities	$1,961
Gentiva Health Services Inc.	Healthcare Services	$1,727
Teleflex Incorporated	Healthcare Equipment	$1,696
Amedisys Inc.	Healthcare Services	$1,249
AmSurg Corp.	Healthcare Facilities	$1,079
The Ensign Group, Inc.	Healthcare Facilities	$905
Skilled Healthcare Group, Inc.	Healthcare Facilities	$842
Integra LifeSciences Holdings Corporation	Healthcare Equipment	$836
National Healthcare Corp.	Healthcare Facilities	$789
IPC The Hospitalist Company, Inc.	Healthcare Services	$610
Orthofix International N.V.	Healthcare Equipment	$401
Wright Medical Group Inc.	Healthcare Equipment	$242
Five Star Quality Care Inc.	Healthcare Facilities	$—	(1)

(1)
Five Star Quality Care Inc. has not released financial data regarding its fiscal year 2013 performance as of the date herein and therefore is not included in the calculation of our peer group 50th percentile revenue.

        Our Compensation Committee reviewed and considered Towers Watson's analysis of the pay practices of the peer group of companies for each named executive officer including base salary, annual incentive compensation and long-term incentive compensation (as well as the sum of these components), as well as for other compensation practices.

        Beginning in November 2013, we engaged Equilar, Inc. to provide compensation data reporting services to our management and Compensation Committee. Equilar provides access to the SEC filings of our peer companies and reports based on the compensation data contained in those filings. Equilar does not provide any consulting services to management or the Compensation Committee. At the request of the Compensation Committee, Hay Group performed a peer group review and validation exercise in November 2013. Based on this review, which was done in conjunction with management and the Compensation Committee, changes to the peer group were approved by the Compensation Committee in November 2013. The revised peer group data was used for setting 2014 compensation. For our fiscal year 2014 peer group, the Compensation Committee removed The Ensign Group, Inc. and Select Medical Holdings Corporation and has added Healthsouth Corp., Healthways Inc. and LHC Group Inc. All of the companies that were removed and added are in the Healthcare Facilities sub-industry sector.

Compensation Survey Data

        Our Compensation Committee utilized compensation surveys conducted by Towers Watson to provide additional benchmarking data for executive compensation and executive compensation practices. The surveys used were the Towers Watson 2011 Compensation Data Bank (CDB) General Industry Executive Compensation Survey Report, the Towers Watson 2010/2011 Survey Report on Top Management and the Equilar 2013 Compensation and Governance Outlook report to assess movement in the total compensation.

        The Towers Watson 2010/2011 Survey Report on Top Management is a published survey and reflects input from 3,422 participating companies covering a range of industries including healthcare, supply chain, retail and services. The Towers Watson 2011 Compensation Data Bank (CDB) General Industry Executive Compensation Survey Report is available only to participants and reflects input from 411 participating companies. The Equilar 2013 Compensation and Governance Outlook report provides data from publicly traded company proxy reports for both general industry and the healthcare sector. Towers Watson compared all Hanger positions to general industry market data with the view that this data represents a broader view of executive labor market, is available for all executive positions included in our market analysis, provides a more robust data sample and is consistent with typical market practice. Our Compensation Committee was not aware of any of the specific companies underlying the survey data.

Factors to set or adjust pay

        For each named executive officer, our Compensation Committee considers the relevant data regarding our peer group and the salary survey data. For each individual, we also focus specifically on:

  •
  The transferability of professional and managerial skills;

  •
  The depth of knowledge and experience in orthotics and prosthetics and related industries;

  •
  The relevance of the named executive officer's experience to other potential employers; and

  •
  The readiness of the named executive officer to assume a different or more significant role either within our Company or with another organization.

        The following factors are also considered in setting and adjusting pay for our named executive officers:

  •
  The Company's financial performance;

  •
  The individual's past and expected future performance;

  •
  Peer group pay practices and broader market developments/trends; and

  •
  Our business and people needs.

Focus on Pay-for-Performance

        Our Compensation Committee sets each officer's total direct compensation to approximate Median practices.

        Consistent with our compensation philosophy and objectives, our Compensation Committee emphasizes performance-based incentive opportunities, particularly long-term incentives, over base salary when determining the mix of elements that constitute an officer's total direct compensation. The following tables show the targeted and actual 2013 pay mix for our Chief Executive Officer and for our other named executive officers as a group.

Determination of Pay Elements

        In developing the pay programs and levels for our named executive officers, the Compensation Committee reviews peer group pay practices, survey data and other relevant benchmarks provided by the compensation consultant. Any changes to base salary and annual incentive target amounts generally become effective in March.

        Annually, our CEO reviews the performance of each of the other named executive officers and shares his perspective with our Compensation Committee. Our Compensation Committee considers this performance information in setting the pay for our named executive officers other than our CEO. All decisions regarding any adjustment to the compensation of our CEO are made solely by our Compensation Committee based on both competitive pay practices as well as the Compensation Committee's assessment of his performance.

        Our Compensation Committee considers previous compensation earned by the named executive officers and current Company stock holdings when making compensation decisions. We believe that our named executive officers should be fairly and competitively compensated, both for annual and long-term compensation opportunities, based on the Company's performance and each individual's performance.

        Our Compensation Committee may meet in executive session without the presence of any member of management and/or the consultant in making its decisions regarding the compensation of any of our named executive officers.

        When making any executive compensation decision, our Compensation Committee follows a deliberate, multiple-step process:

  1.
  Information review;

  2.
  Evaluation and deliberation; and

  3.
  Decision making.

        First, our Compensation Committee collects all essential information that may be necessary to make an educated decision from our compensation consultant, our CEO or other sources. Next, the Compensation Committee members discuss the information and a deliberation of possible options ensues. After discussion, the Compensation Committee takes time for reflection and, where appropriate, consultation with other members of our Board of Directors. Finally, the Compensation Committee reconvenes for additional discussion, if needed, before a final decision is made. As a result, some compensation decisions require two or more Compensation Committee meetings before any final decisions are made.

        Additional information about the role and processes of our Compensation Committee is outlined in the Compensation Committee charter, which is available on the Company's website at www.hanger.com.

Base Salary

        As discussed above, our Compensation Committee targets base salary levels for our named executive officers at the Median. Currently, our named executive officers' base salaries fall within the competitive range of the Median, which we broadly define as within 85% to 115% of the Median for each position. Individual increases to base salary are based upon several considerations, including individual performance and contributions, internal equity considerations, as well as competitive market factors and practices.

        Base salary compensates a named executive officer for the individual's competencies, skills, experience and performance. When considering a candidate for a named executive officer role, our Compensation Committee considers all of these factors. For annual adjustments to the base salary of a named executive officer, our Compensation Committee primarily consider the Median, information set forth in general industry surveys, the Company's performance, the individual's performance and internal equity amongst our officers. Changes in the scope of a named executive officer's role and responsibilities could result in an adjustment being considered and approved by the Compensation Committee at any time during the year.

        For 2014 base salary adjustments, our Compensation Committee considered the peer group analysis and published survey data described earlier. Our Compensation Committee increased the base salaries of our named executive officers effective March 2014 by an average of 3.4%. Individual adjustments ranged from 0% to 7.3%, based on an analysis of past individual performance as well as the respective base pay versus the Median for the position. Our Compensation Committee believes that these adjustments to base salary continue to position the pay of our named executive officers within the competitive range of the Median.

Annual Incentive Compensation

        Our Compensation Committee designs the annual incentive compensation program to motivate and reward the achievement of annual financial results and individual goals. Currently, our philosophy for annual incentive compensation is to generally target the Median and to provide the opportunity to earn in the range of the 75th percentile compared to peer group and published survey data with the achievement of exceptional Company and individual performance. In other words, when we reach target performance for the goals discussed below, then annual incentive compensation should be close to the Median. If our Company and our named executive officers have exceptional performance-based on the established performance goals, then annual incentive compensation should exceed the Median and could approach the 75th percentile compared to the peer group and published survey data.

        Our annual incentive program for our named executive officers is comprised primarily of annual financial measures with a small portion based on individual operating or strategic goals. The performance measures for our 2013 annual incentive program were:

Performance Measure	Percentage Weight
Revenue	20%
Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA")	40%
Fully Diluted Adjusted Earnings per Share ("Adjusted EPS")	20%
Individual Operating or Strategic Goals	20%

        Our Compensation Committee chose these measures to ensure appropriate focus on creating value for all of our stakeholders. The corporate level goals for our 2013 annual incentive program at threshold, target and maximum as well as the actual results achieved are presented in the table below. Adjusted EPS is calculated from our audited financial statements by excluding non-recurring tax costs, costs related to acquisitions and costs related to the implementation of our new clinic management system from fully diluted earnings per share.

2013 Corporate Performance Measures	Threshold	Target	Maximum	Actual Results
Revenue	$1,044.6 million	$1,070.3 million	$1,113.9 million	$1,058.2 million*
EBITDA	$182 million	$187.5 million	$197.8 million	$173.2 million
Adjusted EPS	$1.95	$2.05	$2.23	$1.95

*
The revenue results used for calculating the executive bonuses were adjusted downward slightly to take into account the impact of acquisitions on the actual results.

        The performance measures, weights and goals described above applied to Messrs. Asar, McHenry, Taylor, Wilson and Hartman.

        Previously, our Compensation Committee had developed a specific formula with performance measures for Mr. Wilson, the President of SPS, our distribution subsidiary. For 2013, Mr. Wilson was subject to the same performance measures and weights as the other named executive officers. The Compensation Committee believes this approach provides stronger overall alignment of the named executive officers.

        Our Compensation Committee sets the performance measure targets for a given year based on the Company's strategic budgeting and goal setting process that begins in October of the previous year and is finalized in February of the year for which the targets will apply. In the first quarter of each year, our Compensation Committee approves the specific objectives for threshold, target and maximum levels for each of the performance measures used for the annual incentive program for our named executive officers.

        In addition to these financial goals, our named executive officers have individual goals that they must achieve for their individual performance which are focused on the Company's strategic and operational initiatives. Individual performance is measured on initiatives such as cost reductions, process improvement, business development opportunities and people initiatives. An executive's individual objectives may be qualitative or quantitative. The individual goals are typically developed to be stretch goals that are challenging for the executive to achieve.

Named Executive Officer	2013 Individual Performance Goals/Results
Mr. Asar	Goals: financial growth objectives, business process improvements and organizational succession and capability improvements.
Results: in total, Mr. Asar's results were at target.
Mr. Taylor	Goals: financial growth objectives, field process improvements and organization development initiatives.
Results: in total, Mr. Taylor's results were below target.
Mr. McHenry	Goals: business support improvements, finance function improvements and strategic process improvements.
Results: in total, Mr. McHenry's results were below target.
Mr. Wilson	Goals: financial growth objectives, business process improvements and operational and strategic assessments of our distribution businesses.
Results: in total, Mr. Wilson's results were below target.
Mr. Hartman	Goals: government affairs support, process improvements and regulatory initiatives.
Results: in total, Mr. Hartman's results were near target.

        We weighted the financial and individual performance measures of the annual incentive plan to reflect the focus of our strategic business plan. In determining the annual incentive payments to make to our named executive officers, the Compensation Committee may use discretion when assessing the individual's performance compared with the qualitative objectives established for the individual goals.

        After year end, we assess the attainment of the performance measures for the most recently completed year for the annual incentive program against both financial and individual goals. Typically, the final assessment of the year-end results is made in February, at which time bonuses, if any, are approved for payment by March 15th. In 2014, we reviewed 2013 results related to corporate and individual performance in February. As a result of this assessment, our named executive officers received payouts ranging from 27% to 33% of their respective targets.

        See the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table for the annual incentive payments for the 2013 performance period as paid to each named executive officer in March 2014.

        The target and maximum annual incentive awards for 2013 expressed as a percentage of base salary for our named executive officers are included in the below table. Our Compensation Committee sets these targets for annual incentives based on the Median of the annual incentives of our peer group and published survey data provided by our compensation consultant as discussed previously. Our

Compensation Committee will use the same percentages of base salary for our continuing officers in the 2014 annual incentive plan.

Incentive Awards Expressed as a Percentage of Base Salary	Target	Maximum
Vinit Asar	100%	200%
President and Chief Executive Officer
Richmond L. Taylor	60%	125%
President and Chief Operating Officer, Hanger Prosthetics & Orthotics, Inc.
George E. McHenry	50%	100%
Executive Vice President and Chief Financial Officer
Kenneth W. Wilson	50%	100%
President and Chief Operating Officer, Southern Prosthetics Supply, Inc.
Thomas E. Hartman	40%	80%
Vice President and General Counsel

        Our Compensation Committee will use revenue and EBITDA for the 2014 annual incentive plan.

Long-Term Incentive Compensation

        Long-term incentive compensation opportunities are provided to our named executive officers to encourage the executives' continued commitment to our Company by motivating and rewarding financial performance and stock price appreciation. Our Compensation Committee believes this is an important component of their pay which directly aligns the interests of our executives with the interests of our stockholders since amounts granted, earned and realized are dependent on actual stock price performance.

        When determining the value of individual grants, consistent with the other elements of our compensation program, our Compensation Committee considers the results of the assessment of competitive market data described above. For the past few years, the Compensation Committee reviewed the appreciation of the Company's stock price and made adjustments to the grant sizes in order to keep the grant values competitive. In 2014, the Compensation Committee adopted a formal approach to this market adjustment where it will use a 60 trading day average ending on the Thursday before the week of the determinative Compensation Committee meeting. If the Company's stock price changes more than 10% between that Thursday and the day of the Compensation Committee meeting, then the Compensation Committee will discuss whether an adjustment to the 60 trading day average should be made. Our Compensation Committee believes that this more formal annual process of adjusting grant sizes based on recent stock value provides a more accurate competitive compensation package at the time of grant. As with the other elements of our compensation program, our Compensation Committee targets the Median of competitive market data to set our long-term incentive awards with the potential to earn above the Median if the Company has exceptional performance. Our Compensation Committee also considers each individual's performance and contributions to the Company's performance as well as the contributions that are expected to be made in the future based on the executive's role. Our Compensation Committee approves all grants to named executive officers.

        Our Compensation Committee has transitioned from granting our executives long-term incentives in the form of stock options (the practice prior to 2003) to the use of restricted shares. Our Compensation Committee's decision to make this transition from stock options to restricted shares was based on the less dilutive effect of restricted shares to our stockholders, accounting rules requiring the expensing of stock options and the possibility of providing a disincentive to executives if the stock price decreases below the grant price.

        Our Compensation Committee continued in 2013 its focus on the use of performance-based restricted shares by granting 50% of the shares as performance-based restricted shares and 50% as time-based restricted shares. The time-based restricted shares granted to our named executive officers vest 25% annually over 4 years on the anniversary of the grant date commencing on the first anniversary. The performance-based restricted shares are only granted if the Company achieves the adjusted EPS performance goal established at the time of the grant. The adjusted EPS goal for the 2013 grant was to achieve $2.05 per share for the 12 month period, running from January 2013 through December 2013. Our Compensation Committee created an additional incentive for the named executive officers if this adjusted EPS target was exceeded. Specifically, if the Company achieved an adjusted EPS goal of $2.16, then the named executive officers would receive 120% of their target performance-based awards. In February 2014, our Compensation Committee approved, based on the terms of the plan and related award agreements, payment of 58% of the target performance-based awards based on its final assessment of the Company's adjusted EPS result of $1.95. These performance-based shares vest over a four year period, commencing in March 2014, which is the first anniversary of the grant date.

        The awards are taxable income to the named executive officer when the award vests in the amount equal to the number of shares vested multiplied by our stock price on the vesting date. Also, on the vesting date, our Company generally receives a tax deduction in the same amount. The grants are valued as of the grant date for accounting purposes in accordance with FASB Accounting Standards Codification 718 ("ASC 718").

        Our Compensation Committee approved the 2014 grants in March 2014 using the same 50/50 split between performance-based and time based grants.

Other Pay Elements

General Employee Benefits

        Our Compensation Committee provides our executives, and all of our employees, with a benefits program which includes health, dental, disability and life insurance as well as a 401k savings plan with a Company match. This basic yet comprehensive approach provides our named executive officers with a broad umbrella of coverage.

Employment Agreements

        Our Company has entered into employment agreements with all of our named executive officers. The agreements may provide for compensation and benefits such as:

  •
  Base salary;

  •
  Annual and long-term incentive opportunities;

  •
  Benefits that are provided to all of our employees who meet the eligibility requirements;

  •
  Various executive benefits such as a company provided automobile;

  •
  Severance benefits; and

  •
  Change in control severance protection which may only be triggered upon a change in control and a material change in the terms of employment or responsibilities.

        Our Company currently provides no other special benefits not outlined in the agreements. In January 2012, our Compensation Committee amended the agreements to eliminate all excise tax gross-ups for executive benefits. The excise tax gross-up provisions were replaced with a provision that provides that the payments made to an executive officer under the agreement, and any other payments made in connection with the change of control of the Company, will either be capped as necessary to avoid the officer incurring any excess parachute payment excise tax or be paid in full (with the officer paying any excise taxes due), whichever places him in the best after-tax position.

        We believe these employment agreements provide clarity as to the terms and conditions of employment as well as protect the Company's interests through the non-compete provisions. Further, we intend for the change of control benefits to provide some economic stability to our named executive officers to enable them to focus on the performance of their duties without undue concern over their personal circumstances if there is a potential change of control of our Company.

        The employment agreement of each named executive officer is described below.

Employment agreement with Mr. Vinit Asar

        The employment and non-compete agreement between Hanger and Vinit Asar, our President and Chief Executive Officer, as amended and restated August 27, 2012, provides for the continued employment of Mr. Asar unless the employment agreement is terminated by either party pursuant to the terms therein.

        The employment agreement entitles Mr. Asar to certain perquisites that were offered to him to complete his overall annual compensation package. These benefits include:

  •
  Premiums for supplemental life insurance equal to two times his salary; and

  •
  An automobile allowance in the amount of $1,250 per month and the provision of, or reimbursement for, parking of such automobile at our main office.

        Mr. Asar is a participant in our Supplemental Executive Retirement Plan. Pursuant to the agreement, his benefit under this plan is equal to 65% of his final average base salary based on the three highest years of the last five years of his employment assuming normal retirement age of 65.

        Mr. Asar's employment agreement contains a severance provision which provides that upon the termination of his employment without cause, Mr. Asar will receive severance compensation equal to 24 months of his base salary then in effect plus two years of his annual target bonus, as well as continuation of certain welfare and perquisite benefits for a period of 18 months. In addition, Mr. Asar will be eligible for outplacement services commensurate with those available to other senior corporate officers of the Company for a period of 24 months following such termination.

        Mr. Asar's employment agreement further provides that upon the occurrence of a material and negative alteration of the scope of Mr. Asar's position, duties, or title, or upon the occurrence of a material reduction of his compensation or benefits, Mr. Asar may provide the Company with notice of his intent to resign and, if the Company does not cure such alteration or reduction within 30 days thereafter, Mr. Asar may resign and receive severance compensation equal to 24 months of his base salary then in effect plus two years of his annual target bonus, as well as continuation of certain welfare and perquisite benefits for a period of 18 months. In addition, Mr. Asar will be eligible for outplacement services commensurate with those available to other senior corporate officers of the Company for a period of 24 months following such resignation.

        Mr. Asar's employment agreement further provides that if his employment is terminated within two years after a change in control of the Company and the occurrence of a material diminution of his responsibilities, a reduction of his compensation or benefits, a relocation of his principal site of employment more than 50 miles from his then current location, or any material breach of his employment agreement by the Company, then within 90 days after the occurrence of any such triggering events, Mr. Asar may resign and receive a continuation of certain welfare and perquisite benefits for a period of 18 months and severance compensation equal to 24 months of his base pay then in effect plus two years of his annual target bonus. In addition, Mr. Asar will be eligible for outplacement services commensurate with those available to other senior corporate officers of the Company for a period of 24 months following such termination.

        All restricted shares granted to Mr. Asar will immediately vest on the date of his termination, if such termination is by reason of his death or disability, termination without cause, a voluntary termination following the occurrence of certain material alterations or reductions which are not timely corrected by the Company, retirement upon or after age 65, or following a change of control.

        Mr. Asar's agreement also contains non-compete and non-solicitation provisions that provide that upon the termination of his employment, he will be unable to engage in any business that is competitive with the Company anywhere in the continental United States and he will be unable to solicit any of the Company's employees or customers for a period of 24 months.

Employment agreement with Mr. George E. McHenry

        The employment and non-compete agreement between Hanger and George E. McHenry, Executive Vice President and Chief Financial Officer, as amended and restated January 1, 2012, originally provided for the continuation of his employment in those positions for a period of five years, through October 15, 2006. Presently, the agreement is automatically renewed for successive one-year terms unless terminated by either party.

        The employment agreement entitles Mr. McHenry to certain perquisites that have been offered to him to complete his overall annual compensation package. These benefits include:

  •
  Premiums for supplemental long-term disability insurance;

  •
  Premiums for supplemental life insurance equal to two times his salary; and

  •
  A Company provided automobile.

        Mr. McHenry is a participant in our Supplemental Executive Retirement Plan.

        Mr. McHenry's employment agreement contains a severance provision which provides that upon the termination of his employment without cause, Mr. McHenry will receive severance compensation equal to 18 months of his base salary then in effect plus one and one-half years of his annual target bonus plus continuation of his benefits for a period of 18 months. Mr. McHenry's employment agreement further provides that if his employment is terminated within two years after a change in control of the Company and the occurrence of a material diminution of his responsibilities, a reduction of his compensation or benefits, a relocation of his principal site of employment more than 25 miles from his then current location (unless by mutual agreement), or any material breach of his employment agreement by the Company, then within 90 days after the occurrence of any such triggering events, Mr. McHenry may resign and receive a continuation of his benefits for a period of 18 months and severance compensation equal to 18 months of his base pay then in effect plus one and one-half years of his annual target bonus. In addition, Mr. McHenry will be eligible for outplacement services commensurate with those available to other senior corporate officers of the Company for a period of 18 months following such termination

        In the event of his disability or death, Mr. McHenry or his estate will receive a payment equal to 18 months of base salary and 18 months of bonus payments, less any disability payments he would be eligible to receive.

        All restricted shares granted to Mr. McHenry will immediately vest on the date of his termination, if such termination is by reason of his death or disability, termination without cause, retirement upon or after age 65 or following a change of control.

        Mr. McHenry's agreement also contains non-compete and non-solicitation provisions that provide that upon the termination of his employment, he will be unable to engage in any business that is competitive with the Company anywhere in the continental United States and he will be unable to solicit any of the Company's employees or customers for a period of two years.

Employment agreement with Mr. Richmond L. Taylor

        The employment and non-compete agreement between Hanger and Richmond L. Taylor, Executive Vice President of the Company and Chief Operating Officer of the Company's patient-care subsidiary, as amended and restated January 1, 2012, was originally for a five-year term which ended April 17, 2008. Presently, the agreement is automatically renewed for successive one-year terms until terminated by either party.

        The employment agreement entitles Mr. Taylor to certain perquisites that have been offered to him to complete his overall annual compensation package. These benefits include:

  •
  Premiums for supplemental long-term disability insurance;

  •
  Premiums for supplemental life insurance equal to two times his salary; and

  •
  A Company provided automobile.

        Mr. Taylor is a participant in our Supplemental Executive Retirement Plan. The change in control, severance and non-compete provisions in Mr. Taylor's agreement are generally the same as those contained in Mr. McHenry's employment agreement, except that the non-compete provisions only apply for 18 months following termination of employment.

Employment agreement with Mr. Kenneth W. Wilson

        The employment and non-compete agreement between Hanger and Kenneth W. Wilson, President of our subsidiary, Southern Prosthetic Supply, Inc., as amended and restated February 25, 2013, provides for the continued employment of Mr. Wilson unless the employment agreement is terminated by either party pursuant to the terms therein.

        The employment agreement entitles Mr. Wilson to certain perquisites that were offered to him to complete his overall annual compensation package. These benefits included:

  •
  Premiums for supplemental life insurance equal to one times his salary; and

  •
  An automobile allowance in the amount of $700 per month.

        Mr. Wilson's employment agreement contains a severance provision that provides that upon the termination of his employment without cause, Mr. Wilson will receive severance compensation equal to 18 months of his base salary then in effect plus one and one-half years of his annual target bonus, as well as continuation of certain welfare and perquisite benefits for a period of 18 months. In addition, Mr. Wilson will be eligible for outplacement services commensurate with those available to other senior corporate officers of the Company for a period of 18 months following such termination.

        Mr. Wilson's employment agreement further provides that if his employment is terminated within two years after a change in control of the Company and the occurrence of a material diminution of his responsibilities, a reduction of his compensation or benefits, a relocation of his principal site of employment more than 50 miles from his then current location, or any material breach of his employment agreement by the Company, then within 90 days after the occurrence of any such triggering events, Mr. Wilson may resign and receive a continuation of certain welfare and perquisite benefits for a period of 18 months and severance compensation equal to 18 months of his base pay then in effect plus one and one-half years of his annual target bonus. In addition, Mr. Wilson will be eligible for outplacement services commensurate with those available to other senior corporate officers of the Company for a period of 18 months following such termination.

        All restricted shares granted to Mr. Wilson will immediately vest on the date of his termination, if such termination is by reason of his death or disability, termination without cause, retirement upon or after age 65, or following a change of control.

        Mr. Wilson's agreement also contains non-compete and non-solicitation provisions that provide that during Mr. Wilson's employment and for a period of two years thereafter, he will be unable to engage in any business that is competitive with the Company at any location within the contiguous United States at which he performed services or had oversight management responsibility and unable to solicit any of the Company's employees or customers during such period.

Employment agreement with Mr. Thomas E. Hartman

        The employment and non-compete agreement between Hanger and Thomas E. Hartman, our Vice President and General Counsel, as amended and restated March 30, 2012, provides for the continued employment of Mr. Hartman unless the employment agreement is terminated by either party pursuant to the terms therein.

        The employment agreement entitles Mr. Hartman to certain perquisites that were offered to him to complete his overall annual compensation package. These benefits included an automobile allowance in the amount of $700 per month and the provision of, or reimbursement for, parking of such automobile at our main office. Mr. Hartman is a participant in our Supplemental Executive Retirement Plan. Pursuant to the agreement, his benefit under this plan is equal to 40% of his final average base salary on the three highest years of the last five years of his employment, assuming normal retirement age of 65.

        Mr. Hartman's employment agreement contains a severance provision that provides that upon the termination of his employment without cause, Mr. Hartman will receive severance compensation equal to one year of his base salary then in effect, plus an additional bonus payment equal to his target bonus for the year in which his employment is terminated, as well as continuation of certain welfare and perquisite benefits for a period of one year. Mr. Hartman's employment agreement further provides that if his employment is terminated within two years after a change in control of the Company and the occurrence of a material diminution of his responsibilities, a reduction of his compensation or benefits, a relocation of his principal site of employment more than 50 miles from his then current location, or any material breach of his employment agreement by the Company, then within 90 days after the occurrence of any such triggering events, Mr. Hartman may resign and receive the severance compensation and continuation of benefits described above for a period of one year.

        All restricted shares granted to Mr. Hartman will immediately vest on the date of his termination, if such termination is by reason of his death or disability, termination without cause, retirement upon or after age 65, or following a change of control.

        Mr. Hartman's agreement also contains non-compete and non-solicitation provisions that provide that during Mr. Hartman's employment and for a period of two years thereafter, he will be unable to engage in any business that is competitive with the Company at any location within the continental United States and unable to solicit any of the Company's employees or customers during such period.

Retirement Benefits

        Each of our named executive officers except for Mr. Wilson participates in the Company's nonqualified defined-benefit Supplemental Executive Retirement Plan (the "DB SERP"). This benefit is intended to encourage and reward the long-term commitment of our named executive officers to the Company. The DB SERP is a nonqualified, unfunded plan that provides retirement benefits for executive officers and key employees of the Company as designated by the Compensation Committee. The plan contains provisions to ensure its compliance with Internal Revenue Code Section 409A. An outline of the plan provisions is included in the narrative following the Pension Benefits table.

        The estimated present value of these benefits at age 65 for each of our named executive officers is shown in the Pension Benefits Table. The projected change (December 2013 versus December 2012) in the present value of this benefit is shown in the Summary Compensation Table.

        In May 2013, our Board, upon the recommendation of our Compensation Committee, adopted the Hanger, Inc. Defined Contribution Supplemental Retirement Plan (the "DC SERP"). The DC SERP is a nonqualified defined contribution plan in which certain executive officers and other senior employees are eligible to participate. Under the terms of the DC SERP, we may credit a participant's account with either an amount equal to a specified percentage of the participant's base salary or a stated flat dollar amount. Although contributions are discretionary, we currently intend to contribute annually an amount to each participant's account equal to 10-13% of the participant's base salary. Our Compensation Committee recommended establishing the DC SERP as a means of providing a retirement benefit for certain executive officers who are not covered by the DB SERP. The first credits under the DC SERP were made in the first quarter of 2014. Mr. Wilson is our only named executive officer currently participating in the DC SERP.

Other Compensation Related Policies

Securities Trading Policy

        Our Company has a policy that executive officers and directors may not purchase or sell our stock when they may be in possession of nonpublic material information. In addition, this policy provides that no director or officer may sell short or engage in transactions in put or call options relating to our securities.

Stock Ownership Guidelines

        Our Compensation Committee adopted formal stock ownership guidelines for the named executive officers and other key senior managers at the end of 2007, and amended those stock ownership guidelines in 2009 and 2013. These guidelines require the executives to hold a multiple of their base salary in company shares. The President and CEO are required to hold five times their base salary, the CFO and those named executive officers managing a P&L are required to hold three times their base salary, and the named executive officers in staff executive positions other than the CFO are required to hold one time their base salary. Individuals who are newly promoted or newly hired into a Named Executive Officer position have up to five years to reach this level of ownership. Individuals who do not meet this requirement are subject to an evaluation by the Board to review individual circumstances, including but not limited to retirement needs.

        All of the named executive officers currently serving as officers of our Company presently meet these requirements.

Compensation Recovery Policy

        Our Compensation Committee has instituted a policy that it will evaluate in appropriate circumstances whether to seek the reimbursement of certain compensation awards paid to an executive officer if such executive engages in activities that caused or partially caused a restatement of financial results. If circumstances warrant, we will seek to require an executive officer to reimburse the Company for certain portions of the executive officer's compensation for the relevant period, as provided by law.

Impact of Tax and Accounting Considerations

        Section 162(m) of the Internal Revenue Code provides that publicly-held companies may not deduct, in any taxable year, compensation in excess of $1 million paid to the CEO and the three other most highly compensated executive officers of the Company (other than the Chief Financial Officer)

which is not "performance-based" (as defined Treasury regulations relating to that section). It is generally our intention to qualify compensation for tax deductibility under Section 162(m). Notwithstanding such intention, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given that compensation intended to satisfy the requirements for deductibility under Section 162(m) will so qualify. In addition, our Compensation Committee reserves the right to provide compensation that does not qualify as performance-based compensation under Section 162(m) to the extent it believes such compensation is necessary or appropriate to continue to provide competitive arrangements intended to attract and retain, and provide appropriate incentives to, qualified officers and other key employees.

        Our Compensation Committee considers the impact of other tax provisions, such as Internal Revenue Code Section 409A's restrictions on deferred compensation, and attempts to structure compensation in a tax-efficient manner for both the named executive officers and for our Company.

        In adopting various executive compensation plans and packages as well as in making certain executive compensation decisions, particularly with respect to grants of equity based long-term incentive awards, our Compensation Committee considers the accounting treatment and the anticipated financial statement impact of such decisions, as well as the anticipated dilutive impact to our stockholders.

Compensation Committee Report

        The Compensation Committee of our Board of Directors has reviewed and discussed the above Compensation Discussion & Analysis with management and, based on such review and discussion, has recommended to the Board of Directors that the Compensation Discussion & Analysis be included in the Company's proxy statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2013.

Eric A. Green (Chair) Thomas P. Cooper, M.D. Cynthia L. Feldmann

 EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE

        The following table sets forth for each of the named executive officers: (i) the dollar value of base salary and bonus earned during the year indicated; (ii) the grant date fair value of stock and option awards granted in the years indicated; (iii) the dollar value of awards granted during the year under non-equity incentive plans; (iv) the change in the actuarial present value of the accumulated pension benefit during the year; (v) all other compensation for the year; and, finally, (vi) the dollar value of total compensation for the year.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and NQDC Earnings ($)(3)	All Other Compensation ($)(4)	Total($)
Vinit Asar	2013	$620,438	$1,097,420	$199,841	$96,287	$26,948	$2,040,934
Chief Executive Officer	2012	$522,008	$888,510	$541,090	$126,690	$22,895	$2,101,193
of the Company	2011	$375,801	$469,620	$155,781	$100,762	$68,973	$1,170,937
George E. McHenry	2013	$338,756	$385,580	$46,103	$123,582	$22,123	$916,144
Executive Vice President and	2012	$331,420	$374,960	$174,804	$362,425	$16,881	$1,260,490
Chief Financial Officer of the	2011	$328,447	$417,440	$116,786	$348,557	$18,976	$1,230,206
Company
Richmond L. Taylor	2013	$432,551	$453,798	$78,408	$203,114	$26,453	$1,194,324
Executive Vice President of	2012	$418,686	$362,520	$282,597	$710,134	$25,391	$1,799,328
the Company and Chief	2011	$409,981	$469,620	$184,002	$699,308	$25,717	$1,788,628
Operating Officer of Hanger
Prosthetics & Orthotics, Inc.
Kenneth W. Wilson	2013	$307,577	$302,532	$46,463	$0	$5,045	$661,617
President and Chief Operating	2012	$295,858	$241,680	$187,916	$0	$120,027	$845,481
Officer of Southern Prosthetic
Supply, Inc.
Thomas E. Hartman	2013	$289,850	$121,606	$36,285	$33,425	$9,854	$491,020
Vice President and General	2012	$280,558	$96,672	$126,244	$56,912	$10,488	$570,874
Counsel of the Company

(1)
All shares of restricted stock vest 25% per year, commencing one year after the date of issuance. The amount reported in this column represents the aggregate grant date fair value of all awards granted during each calendar year as calculated in accordance with ASC 718. For 2013, the executives received 58.33% of shares subject to the award; see "Grants of Plan-Based Awards". For awards of performance-based restricted stock, the amounts shown in the column are the grant date fair values calculated based on the probable outcome of the performance conditions on the date of grant. For 2013, the probable outcome on the date of grant was the target outcome. The value of the performance-based restricted stock based on the probable outcome was $548,710, $192,790, $226,899, $151,266 and $60,803 for Messrs. Asar, McHenry, Taylor, Wilson and Hartman respectively. The value of the performance-based restricted stock assuming the highest level of performance was $658,452, $231,348, $272,279, $181,519 and $73,572 for Messrs. Asar, McHenry, Taylor, Wilson and Hartman respectively.

(2)
The annual incentive awards for 2013 were based on 2013 performance as reflected in the Company's audited financial statements and paid on March 14, 2014.

(3)
The above amounts represent the change in actuarial present value of the accumulated pension benefit for each named executive officer under the DB SERP. Details of the DB SERP are described after the Pension Benefits table below and in the Compensation Discussion and Analysis section.

(4)
For Mr. Asar, this total includes: premiums for additional life and disability insurance ($9,878), Company contributions to the Company's defined contribution plan ($6,120), and non-business related automobile expenses ($10,950). For Messrs. McHenry, Taylor, Wilson and Hartman, these totals are for: premiums for additional life and disability insurance, non-business related automobile expenses, Company contributions to the individual's health savings account, and/or Company contributions to the Company's defined contribution plan.

 GRANTS OF PLAN-BASED AWARDS

        The following table sets forth information regarding all incentive plan awards that were granted to the named executive officers during 2013, including incentive plan awards (equity based and non-equity based) and other plan-based awards. Disclosure on a separate line item is provided for each grant of an award made to a named executive officer during the year. Non-equity incentive plan awards are awards that are not subject to FASB Accounting Standards Codification 718 ("ASC 718") and are intended to serve as an incentive for performance to occur over a specified period. Non-Equity Awards are prorated for changes in base salary and/or target bonus percentages that occur throughout the year.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Full Grant Date Fair Value of Stock or Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Vinit Asar	03/11/2013							18,500	$548,710
Vinit Asar	03/11/2013				0	18,500	22,200		$548,710
Vinit Asar	01/01/2013	$0	$618,858	$1,237,716
George E. McHenry	03/11/2013							6,500	$192,790
George E. McHenry	03/11/2013				0	6,500	7,800		$192,790
George E. McHenry	01/01/2013	$0	$168,925	$337,850
Richmond L. Taylor	03/11/2013							7,650	$226,899
Richmond L. Taylor	03/11/2013				0	7,650	9,180		$226,899
Richmond L. Taylor	01/01/2013	$0	$258,844	$539,258
Kenneth W. Wilson	03/11/2013							5,100	$151,266
Kenneth W. Wilson	03/11/2013				0	5,100	6,120		$151,266
Kenneth W. Wilson	01/01/2013	$0	$153,384	$306,768
Thomas E. Hartman	03/11/2013							2,050	$60,803
Thomas E. Hartman	03/11/2013				0	2,050	2,460		$60,803
Thomas E. Hartman	01/01/2013	$0	$115,956	$231,912

(1)
Terms of compensation under the Non-Equity Incentive Plan are discussed in detail in the Compensation Discussion and Analysis section.

(2)
The restricted stock detailed above is awarded as performance-based shares. This restricted stock was awarded on March 11, 2013 and vests to the extent of 25% per year, commencing one year after the date of issuance, assuming the adjusted earnings per share (EPS) performance goal is achieved. Release of the restrictions on this award was subject to achieving adjusted EPS targets for the performance period of January 1, 2013 through December 31, 2013 per the schedule below. Results in between Threshold and Target, and between Target and Maximum will use straight line calculations for payouts:

EPS Result (Q1 2013 through Q4 2013)	Percent of Performance Shares Released
$1.81	0%
$2.05	100%
$2.16	120%

  In February 2014, our Compensation Committee approved, based on the terms of the plan and related award agreements, payment of 58.33% of the target performance-based awards based on its final assessment of the Company's financial results for 2013, which indicated adjusted EPS of $1.95.

(3)
The time-based restricted stock detailed above was awarded on March 11, 2013. The share price at the time of award was $29.66 on March 11, 2013. All shares of restricted stock vest to the extent of 25% per year, commencing one year after the date of issuance.

 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

        The following table sets forth information on outstanding stock awards held by the named executive officers at December 31, 2013, including the number and market value of shares of restricted stock that have not vested.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(14)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Vinit Asar(1)						18,500	$727,790
Vinit Asar(2)						10,792	$424,557
Vinit Asar(3)						2,813	$110,663
Vinit Asar(4)						10,125	$398,318
Vinit Asar(7)						4,500	$177,030
Vinit Asar(8)						16,200	$637,308
Vinit Asar(10)						2,250	$88,515
Vinit Asar(11)						5,712	$224,710
Vinit Asar(12)						1,250	$49,175
Vinit Asar(13)						4,500	$177,030
George E. McHenry(1)						6,500	$255,710
George E. McHenry(2)						3,792	$149,177
George E. McHenry(5)						1,500	$59,010
George E. McHenry(6)						5,400	$212,436
George E. McHenry(7)						1,500	$59,010
George E. McHenry(8)						5,400	$212,436
George E. McHenry(10)						2,000	$78,680
George E. McHenry (11)						5,078	$199,769
George E. McHenry (12)						1,375	$54,093
George E. McHenry (13)						4,950	$194,733
Richmond L. Taylor(1)						7,650	$300,951
Richmond L. Taylor(2)						4,463	$175,574
Richmond L. Taylor(7)						3,375	$132,773
Richmond L. Taylor(8)						12,150	$477,981
Richmond L. Taylor(10)						2,250	$88,515
Richmond L. Taylor(11)						5,712	$224,710
Richmond L. Taylor(12)						1,438	$56,571
Richmond L. Taylor(13)						5,175	$203,585
Kenneth W. Wilson(1)						5,100	$200,634
Kenneth W. Wilson(2)						2,975	$117,037
Kenneth W. Wilson(7)						2,250	$88,515
Kenneth W. Wilson(8)						8,100	$318,654
Kenneth W. Wilson(9)						7,500	$295,050
Thomas E. Hartman(1)						2,050	$80,647
Thomas E. Hartman(2)						1,196	$47,051
Thomas E. Hartman(7)						3,600	$141,624
Thomas E. Hartman(10)						2,300	$90,482
Thomas E. Hartman(12)						1,625	$63,928

(1)
These time-based Restricted Stock Awards were granted on March 11, 2013 and vest to the extent of 25% annually, commencing one year after the date of issuance.

(2)
These performance-based Restricted Stock Awards (conditions discussed in the Compensation Discussion and Analysis section of this proxy statement) were granted on March 11, 2013 and vest to the extent of 25% annually, commencing one year after the date of issuance, based on satisfaction of the performance goals as of December 31, 2013.

(3)
These time-based Restricted Stock Awards were granted on August 27, 2012 and vest to the extent of 25% annually, commencing one year after the date of issuance.

(4)
These performance-based Restricted Stock Awards were granted on August 27, 2012 and vest to the extent of 25% annually, commencing one year after the date of issuance.

(5)
These time-based Restricted Stock Awards were granted on August 14, 2012 and vest to the extent of 25% annually, commencing one year after the date of issuance.

(6)
These performance-based Restricted Stock Awards were granted on August 14, 2012 and vest to the extent of 25% annually, commencing one year after the date of issuance, based on satisfaction of the performance goals as of December 31, 2012.

(7)
These time-based Restricted Stock Awards were granted on March 7, 2012 and vest to the extent of 25% annually, commencing one year after the date of issuance.

(8)
These performance-based Restricted Stock Awards were granted on March 7, 2012 and vest to the extent of 25% annually, commencing one year after the date of issuance, based on satisfaction of the performance goals as of December 31, 2012.

(9)
These time-based Restricted Stock Awards were granted on September 19, 2011 and vest to the extent of 25% annually, commencing one year after the date of issuance.

(10)
These performance-based Restricted Stock Awards were granted on March 25, 2011 and vest to the extent of 25% annually, commencing one year after the date of issuance.

(11)
These time-based Restricted Stock Awards were granted on March 25, 2011 and vest to the extent of 25% annually, commencing one year after the date of issuance, based on satisfaction of the performance goals as of December 31, 2011.

(12)
These time-based Restricted Stock Awards were granted on March 30, 2010 and vest to the extent of 25% annually, commencing one year after the date of issuance.

(13)
These performance-based Restricted Stock Awards were granted on March 30, 2010 and vest to the extent of 25% annually, commencing one year after the date of issuance, based on satisfaction of the performance goals as of December 31, 2010.

(14)
The market value of stock reported was computed by multiplying the closing market price of the stock on December 31, 2013 ($39.34) by the number of unvested restricted shares of stock.

OPTION EXERCISES AND STOCK VESTED

        The following table sets forth information regarding stock options exercised and restricted stock vested during 2013 for each of the named executive officers on an aggregated basis:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Vinit Asar			20,943	$642,639
George E. McHenry			14,463	$453,722
Richmond L. Taylor			15,768	$486,198
Kenneth W. Wilson			7,200	$222,846
Thomas E. Hartman			3,600	$111,186

(1)
The value of restricted shares was calculated by multiplying the number of shares vesting by the market price on the date of vesting.

 PENSION BENEFITS

        The following table sets forth the actuarial present value of each named executive officer's accumulated benefit under our defined benefit plan, assuming benefits are paid at normal retirement age based on current levels of compensation. The table also shows the number of years of credited service under each such plan, computed as of the same pension plan measurement date used in the Company's audited financial statements for the year ended December 31, 2013.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefits ($)	Payments During Last Fiscal Year ($)
Vinit Asar	DB SERP	5	$417,244	$0
George E. McHenry	DB SERP	9	$1,802,120	$0
Richmond L. Taylor	DB SERP	9	$3,821,125	$0
Kenneth W. Wilson	—	—	—	—
Thomas E. Hartman	DB SERP	3	$131,701	$0

        The defined-benefit Supplemental Executive Retirement Plan (DB SERP) is a nonqualified, unfunded plan that provides retirement benefits for executive officers; it contains provisions to ensure its compliance with Internal Revenue Code Section 409A.

        Benefits accrue pro rata over the number of years (not to exceed 20) from a participant's initial coverage by the DB SERP until the participant reaches the age of 65. The DB SERP was implemented in January 2004; credited service for the benefit accrual started at that time.

        The DB SERP benefit is determined by the benefit percentage assigned by the Compensation Committee to an executive and is not primarily determined on the basis of average base compensation and years of service. The current benefit percentage for each named executive officer is: Vinit Asar—65%; George McHenry—75%; Richmond Taylor—80%; Thomas Hartman—40%. Mr. Wilson is not a participant in the DB SERP.

        Vesting is at the rate of 20% per year of employment with the Company. All named executive officers who are participants in the plan except Mr. Hartman are fully vested.

        The present value of the accumulated benefit was determined using the following assumptions, which are the same as used for financial reporting, except where noted:

  •
  Measurement date: 12/31/2013 (12/31/12 for amounts calculated to determine year-over-year increase in actuarial present values)

  •
  Fiscal year end: 12/31/2013

  •
  Discount rate: 4.03% (3.25% for present values calculated as of 12/31/2012)

  •
  Mortality table (pre-retirement): None*

  •
  Mortality table (post-retirement): Not applicable

  •
  Normal retirement age for DB SERP: Age 65

  •
  Withdrawal rates: None*

  •
  Retirement rates: None prior to normal retirement age, 100% at normal retirement date*

  •
  Accumulated benefit is calculated based on retirement percentage, credited service and pay as of the respective measurement dates.

  •
  Present value is the present value of 15 years certain annuity payable at normal retirement date.

*
Assumes executive will not terminate, become disabled, die or retire prior to normal retirement age.

        The DB SERP benefit, once calculated, is paid out annually for a 15 year period, commencing after a participant's retirement at age 65 from the Company, with no social security reduction or other offset. Upon the death of a participant, any unpaid vested benefits will be paid to the designated beneficiary of the participant. If a participant retires from the Company before reaching the age of 65, then the benefits of such participant under the DB SERP will be subject to a reduction for early commencement.

        Upon the occurrence of a change in control of the Company, as defined in the DB SERP, all actively employed participants will be deemed to be 100% vested and the vested, accrued benefit will be funded via a Rabbi Trust in an amount equal to the present value of the accrued benefits. Periodic payments may be made to the trust so the trust's assets continue to equal the present value of the accrued benefits. The trust is subject to the Company's creditors' claims in the event of the Company's insolvency. Alternatively, the Company may, in its discretion, pay the present value of the DB SERP in a lump sum following a change in control.

 TERMINATION AND CHANGE OF CONTROL PROVISIONS

        The following tables set forth potential payments upon any termination of employment, including resignation, other types of separation or retirement of the named executive officer or change in control of the Company, assuming the triggering event took place on December 31, 2013 (i.e., the last business day of the Company's last completed fiscal year) and the price per share of the Company's common stock was $39.34, which was the closing market price as of that date. To the extent that the form and amount of any payment or benefit that would be provided in connection with any triggering event is fully disclosed in the foregoing Pension Benefits table, footnote reference is made to that disclosure. None of the named executive officers held options as of December 31, 2013.

        As discussed in our Compensation Discussion and Analysis section, our Company has entered into employment and non-compete agreements with each of our named executive officers. The agreements provide for compensation and benefits in the termination and change in control scenarios discussed in the tables below.

Vinit Asar

	Voluntary Termination & Involuntary Termination For Cause	Retirement	Involuntary Termination Without Cause or Change in Conditions; No Change in Control	Involuntary Termination Without Cause or Change in Conditions; Change in Control	Death	Disability
Death Benefit (including life insurance)(1)	$0	$0	$0	$0	$1,257,750	$0
Severance Payments(2)	$0	$0	$2,515,500	$2,515,500	$0	$0
Restricted Stock (Unvested and Accelerated)(3)	$0	$3,015,096	$3,015,096	$3,015,096	$3,015,096	$3,015,096
DB SERP Benefit(4)	$0	$0	$161,529	$161,529	$0	$0
Benefits Continuation(5)	$0	$0	$79,760	$79,760	$0	$0
Outplacement(6)	$0	$0	$20,000	$20,000	$0	$0

(1)
The death benefit includes a supplemental life insurance benefit equal to two times base salary. Mr. Asar is also eligible for the Company's standard life insurance.

(2)
The severance benefit is equal to 2 times base salary and target bonus. Based on an estimated calculation, Mr. Asar's separation payments (severance, unvested and accelerated restricted stock, the additional DB SERP benefit, benefits continuation, and outplacement) upon termination following a change in control would trigger an excise tax payment in accordance with Internal Revenue Code Sections 280G and 4999. Mr. Asar, however, is still in a better after-tax position receiving all of his payments and paying the excise tax than he is by having his payments reduced to the point where he would not pay the excise tax.

(3)
This calculation is based on the accelerated vesting of all earned but unvested restricted shares of stock, as shown on the Outstanding Equity Awards at Fiscal Year-End table.

(4)
This amount reflects the present value of the additional benefit which would accrue based on providing additional credited service for the duration of any severance period. This is in addition to the present value of the DB SERP benefit as of December 31, 2013 as shown in the Pension Benefits table.

(5)
This amount represents the cost of providing the continuation of certain benefits (e.g., health insurance, life and disability insurance, financial planning).

(6)
Assumed value for providing outplacement services following a termination.

George E. McHenry

	Voluntary Termination & Involuntary Termination For Cause	Retirement	Involuntary Termination Without Cause or Change in Conditions; No Change in Control	Involuntary Termination Without Cause or Change in Conditions; Change in Control	Death	Disability
Death Benefit (including life insurance)(1)	$0	$0	$0	$0	$1,446,496	$0
Severance Payments(2)	$0	$0	$765,792	$765,792	$0	$328,248
Restricted Stock (Unvested and Accelerated)(3)	$0	$1,475,053	$1,475,053	$1,475,053	$1,475,053	$1,475,053
DB SERP Benefit(4)	$0	$0	$397,223	$397,223	$0	$0
Benefits Continuation(5)	$0	$0	$53,869	$53,869	$0	$0
Outplacement(6)	$0	$0	$20,000	$20,000	$0	$0

(1)
The death benefit includes a payment equal to 1.5 times base salary and target bonus (funded by key man life insurance) and a supplemental life insurance benefit equal to two times base salary. Mr. McHenry is also eligible for the Company's standard life insurance.

(2)
The severance benefit is equal to 1.5 times base salary and target bonus. In the event of permanent and total disability, this severance benefit is offset by disability insurance coverage.

(3)
This calculation is based on the accelerated vesting of all earned but unvested restricted shares of stock, as shown on the Outstanding Equity Awards at Fiscal Year-End table.

(4)
This amount reflects the present value of the additional benefit which would accrue based on providing additional credited service for the duration of any severance period. This is in addition to the present value of the DB SERP benefit as of December 31, 2013 as shown in the Pension Benefits table.

(5)
This amount represents the cost of providing the continuation of certain benefits (e.g., health insurance, life and disability insurance, financial planning).

(6)
Assumed value for providing outplacement services following a termination.

Richmond L. Taylor

	Voluntary Termination & Involuntary Termination For Cause	Retirement	Involuntary Termination Without Cause or Change in Conditions; No Change in Control	Involuntary Termination Without Cause or Change in Conditions; Change in Control	Death	Disability
Death Benefit (including life insurance)(1)	$0	$0	$0	$0	$1,915,681	$0
Severance Payments(2)	$0	$0	$1,044,917	$1,044,917	$0	$417,959
Restricted Stock (Unvested and Accelerated)(3)	$0	$1,660,659	$1,660,659	$1,660,659	$1,660,659	$1,660,659
DB SERP Benefit(4)	$0	$0	$9,226	$9,226	$0	$0
Benefits Continuation(5)	$0	$0	$62,307	$62,307	$0	$0
Outplacement(6)	$0	$0	$20,000	$20,000	$0	$0

(1)
The death benefit includes a payment equal to 1.5 times base salary and target bonus (funded by key man life insurance) and a supplemental life insurance benefit equal to two times base salary. Mr. Taylor is also eligible for the Company's standard life insurance.

(2)
The severance benefit is equal to 1.5 times base salary and target bonus. In the event of permanent and total disability, this severance benefit is offset by disability insurance coverage.

(3)
This calculation is based on the accelerated vesting of all earned but unvested restricted shares of stock, as shown on the Outstanding Equity Awards at Fiscal Year-End table.

(4)
This amount reflects the present value of the additional benefit which would accrue based on providing additional credited service for the duration of any severance period. This is in addition to the present value of the DB SERP benefit as of December 31, 2013 as shown in the Pension Benefits table.

(5)
This amount represents the cost of providing the continuation of certain benefits (e.g., health insurance, life and disability insurance, financial planning).

(6)
Assumed value for providing outplacement services following a termination.

Kenneth W. Wilson

	Voluntary Termination & Involuntary Termination For Cause	Retirement	Involuntary Termination Without Cause or Change in Conditions; No Change in Control	Involuntary Termination Without Cause or Change in Conditions; Change in Control	Death	Disability
Death Benefit (including life insurance)(1)	$0	$0	$0	$0	$310,035	$0
Severance Payments(2)	$0	$0	$697,578	$697,578	$0	$0
Restricted Stock (Unvested and Accelerated)(3)	$0	$1,019,890	$1,019,890	$1,019,890	$1,019,890	$1,019,890
DB SERP Benefit(4)	$0	$0	$0	$0	$0	$0
Benefits Continuation(5)	$0	$0	$48,533	$48,533	$0	$0
Outplacement(6)	$0	$0	$20,000	$20,000	$0	$0

(1)
The death benefit includes a payment equal to 1 times base salary. Mr. Wilson is also eligible for the Company's standard life insurance.

(2)
The severance benefit is equal to 1.5 times base salary and target bonus.

(3)
This calculation is based on the accelerated vesting of all earned but unvested restricted shares of stock, as shown on the Outstanding Equity Awards at Fiscal Year-End table.

(4)
Mr. Wilson is not a participant in the DB SERP.

(5)
This amount represents the cost of providing the continuation of certain benefits (e.g., health insurance, life and disability insurance, financial planning).

(6)
Assumed value for providing outplacement services following a termination.

Thomas E. Hartman

	Voluntary Termination & Involuntary Termination For Cause	Retirement	Involuntary Termination Without Cause or Change in Conditions; No Change in Control	Involuntary Termination Without Cause or Change in Conditions; Change in Control	Death	Disability
Death Benefit (including life insurance)(1)	$0	$0	$0	$0	$0	$0
Severance Payments(2)	$0	$0	$408,446	$408,446	$0	$0
Restricted Stock (Unvested and Accelerated)(3)	$0	$423,731	$423,731	$423,731	$423,731	$423,731
DB SERP Benefit(4)	$0	$0	$45,275	$45,275	$0	$0
Benefits Continuation(5)	$0	$0	$24,939	$24,939	$0	$0
Outplacement(6)	$0	$0	$0	$0	$0	$0

(1)
Mr. Hartman is eligible for the Company's standard life insurance.

(2)
The severance benefit is equal to one year of base salary and target bonus.

(3)
This calculation is based on the accelerated vesting of all earned but unvested restricted shares of stock, as shown on the Outstanding Equity Awards at Fiscal Year-End table.

(4)
This amount reflects the present value of the additional benefit which would accrue based on providing additional credited service for the duration of any severance period. This is in addition to the present value of the DB SERP benefit as of December 31, 2013 as shown in the Pension Benefits table.

(5)
This amount represents the cost of providing the continuation of certain benefits (e.g., health insurance, life and disability insurance, financial planning).

(6)
Assumed value for providing outplacement services following a termination.

COMPENSATION RISK ASSESSMENT

        We monitor and assess periodically our enterprise risks, including risks from our compensation policies and practices for our employees. Based on our periodic assessments, we believe that risks arising from our compensation policies and practices for our employees, including our named executive officers, are not reasonably likely to have a material adverse effect on our Company. We believe our compensation policies and practices provide an appropriate balance between short-term and long-term incentives, encourage our employees to produce superior results for our company without having to take excessive or inappropriate risks to do so, and continue to serve the best interests of our Company and our stockholders.

 DIRECTOR COMPENSATION

        The compensation structure for 2013 for non-employee directors included the following:

  •
  An annual cash retainer of $30,000 paid in four equal installments. Each director has the option to choose to receive the retainer in the form of shares of restricted stock granted under the 2010 Omnibus Incentive Plan. If the director chooses to receive the restricted stock in lieu of cash payments, then the value of the restricted stock received is 110% of the cash retainer value. These shares of restricted stock have a 3-year vesting cycle (1/3 per year).

  •
  An annual grant of 5,525 shares of restricted stock. These shares have a 3-year vesting cycle (1/3 per year).

  •
  A $1,500 honorarium for meetings of our Board of Directors attended in person, a $1,000 honorarium for meetings of our Board of Directors attended via conference call and a $1,000 honorarium for any committee meeting, whether attended in person or via conference call.

  •
  A $15,000 cash retainer for the chairpersons of the Audit Committee and Compensation Committee and a $10,000 cash retainer for the chairpersons of the Corporate Governance & Nominating and Quality & Technology Committees, paid at the same time as the first installment of the annual cash retainer.

  •
  A substantial target for stock ownership by each director, in a pre-determined timeframe, has been established. Each director is expected to own $250,000 of Hanger stock within five years of joining our Board of Directors.

  •
  Each non-employee director may choose to defer all or a portion of his or her annual restricted stock grant. At the time of deferral, the deferring director may elect to have the deferred restricted stock delivered to the director in the form of shares of common stock on or about January 15th of the year following the calendar year in which the director's deferral period ends.

        The non-employee Chairman of the Board (Dr. Cooper) received an additional $60,000 cash retainer.

        The following table sets forth information regarding the compensation received by each of our Company's non-employee directors for their services as a director during the year ended December 31, 2013, and includes three directors who served for a portion of the year but were not directors as of December 31, 2013. Messrs. Neff and Sabel left the Board in May 2013 and Mr. Kaufman left the Board in December 2013. Mr. Pettingill did not join the Board until February 2014.

Name	Fees Earned or Paid in Cash($)(1)	Stock Awards($)(2)	Option Awards($)(3)	Total($)
Christopher Begley	$6,390	$91,014	—	$97,404
Thomas Cooper	$79,000	$211,960	—	$290,960
Cynthia L. Feldmann	$48,000	$178,955	—	$226,955
Eric A. Green	$42,000	$211,960	—	$253,960
Stephen Hare	$43,780	$211,960	—	$255,740
Isaac Kaufman	$37,500	$211,960	—	$249,460
Thomas Kirk	$23,250	$287,710	—	$310,960
Peter Neff	$7,500	$0	—	$7,500
Ivan R. Sabel	$4,500	$0	—	$4,500
Patricia Shrader	$32,500	$211,960	—	$244,460

(1)
Amounts shown include all fees earned for services as a director, including annual retainer fees, committee and/or chairmanship fees, and meeting fees.

(2)
Amounts shown include the value of any annual cash retainer that has been converted into restricted shares, which value is 110% of the $30,000 cash retainer fee. The restricted shares had a grant date fair value of $32.39 based on the May 14, 2013 closing price of our common stock, which applies to both the annual grant of 5,525 shares of restricted stock as well as the shares, if any, granted in lieu of a cash retainer. Thomas Kirk also received a prorated award on February 20, 2013 for his initial service on our Board of Directors as a non-employee director. The award was 2,404 shares, with a grant date fair value of $75,750. Christopher Begley also received a prorated award on November 21, 2013 for his initial service on our Board of Directors. The award was 2,558 shares, with a grant date fair value of $91,014. The amount reported in this column represents the aggregate grant date fair value of all restricted stock awards granted to each director during the 2013 calendar year as calculated in accordance with ASC 718.

  Aggregate number of unvested restricted shares as of December 31, 2013 for each non-employee director in office as of such date is as follows:

Name	Aggregate Number of Unvested Restricted Shares as of 12/31/2013	2013	2012	2011
Christopher Begley	2,558	2,558	—	—
Thomas Cooper	14,453	6,544	5,314	2,595
Cynthia L. Feldmann	12,026	5,525	4,334	2,167
Eric A. Green	14,453	6,544	5,314	2,595
Stephen Hare	14,453	6,544	5,314	2,595
Isaac Kaufman	—	—	—	—
Thomas Kirk	8,948	8,948	—	—
Peter Neff	—	—	—	—
Ivan R. Sabel	—	—	—	—
Patricia Shrader	12,659	6,544	6,115

(3)
No stock options were awarded to any directors during the 2013 calendar year.

  The aggregate number of option awards outstanding as of December 31, 2013 for each non-employee director in office as of such date is as follows:

Name	Aggregate Number of Option Awards Outstanding as of 12/31/2013
Christopher Begley	—
Thomas Cooper	—
Cynthia L. Feldmann	—
Eric A. Green	13,320
Stephen Hare	—
Isaac Kaufman	—
Thomas Kirk	—
Peter Neff	—
Ivan R. Sabel	—
Patricia Shrader	—

 AUDIT COMMITTEE REPORT

        The Audit Committee (as used in this section, the "Committee") of our Board of Directors, which currently consists of Stephen E. Hare (Chair), Christopher B. Begley, and Eric A. Green, was formed in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, and is governed by its charter, a copy of which is available on our Company's website, www.hanger.com. All the members of the Committee are "independent" under the rules of the SEC and the listing standards of the NYSE, which means that they do not receive any consulting, advisory or other compensatory fee from our Company other than board or committee fees, they are not "affiliated persons" of our Company and they have no relationship to our Company that may interfere with the exercise of their independence from management of our Company. Furthermore, each Committee member is deemed by our Board of Directors to be financially literate and at least one member has accounting or related financial management expertise, as called for by NYSE listing standards. Our Board of Directors has determined that each of Messrs. Hare and Begley are considered to be an "audit committee financial expert" within the meaning of the rules of the SEC.

        The Committee reviewed and discussed our Company's audited financial statements for the year ended December 31, 2013 with management of our Company. The Committee has also discussed with our Company's independent auditing firm, PricewaterhouseCoopers LLP ("PwC"), the matters required to be discussed by the statement on Auditing Standards No. 16 of the Public Company Accounting Oversight Board, Communicating with Audit Committees, and Rule 2-07 of SEC Regulation S-X.

        In addition, the Committee received from PwC the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Committee concerning independence, and discussed PwC's independence with PwC.

        Based on the above referenced review and discussions, the Committee recommended to our Board of Directors that the financial statements be included in our Company's Annual Report on Form 10-K for the year ended December 31, 2013, for filing with the SEC.

        The following describes the Committee's policies and procedures regarding pre-approval of the engagement of our Company's independent auditor to perform audit as well as permissible non-audit services for our Company. For audit services, the independent auditor will provide the Committee with an engagement letter during the second calendar quarter of each year outlining the scope and cost of the audit services proposed to be performed in connection with the audit of the current fiscal year. If agreed to by the Committee, the engagement letter will be formally accepted by the Committee at a committee meeting held as practicably as possible following receipt of the engagement letter and fee estimate.

        For non-audit services, Company management may submit to the Committee for approval the list of non-audit services that it recommends the Committee allow our Company to engage the independent auditor to provide for the fiscal year. The list of services must be detailed as to the particular service and may not call for broad categorical approvals. Company management and the independent auditor will each confirm to the Committee that each non-audit service on the list is permissible under all applicable legal requirements. In addition to the list of planned non-audit services, a budget estimating non-audit service spending for the fiscal year may be provided. The Committee will consider for approval both the list of permissible non-audit services and the budget for such services. The Committee will be informed routinely as to the non-audit services actually provided by the independent auditor pursuant to this pre-approval process.

        To ensure prompt handling of unexpected matters, the Committee delegates to its Chairperson the authority to approve the auditor's engagement for non-audit services with fees of up to $50,000, and to amend or modify the list of approved permissible non-audit services and fees of up to $50,000. The

Chairperson will report any action taken pursuant to this delegation to the Committee at its next Committee meeting.

        All audit and non-audit services provided to our Company are required to be pre-approved by the Committee. The Chief Financial Officer of our Company will be responsible for tracking all independent auditor fees against the budget for such services and report at least annually to the Committee.

Audit Committee of the Board of Directors:

Stephen E. Hare, Chair
Christopher B. Begley
Eric A. Green

Audit and Non-Audit Fees

Audit Fees

        The aggregate fees billed by PwC for each of the last two fiscal years for professional services rendered for audit services totaled $1,743,295 in 2013 and $1,708,393 in 2012, including fees associated with the audit of our Company's annual financial statements, the audit of our Company's internal control over financial reporting and the review of financial statements included in our Company's Quarterly Reports on Form 10-Q. In addition, 2013 and 2012 fees included procedures performed related to supplementary information.

Audit Related Fees

        The aggregate fees billed by PwC for each of the last two fiscal years for assurance and related services reasonably related to the performance of audit or review of our Company's financial statements other than those reported in the foregoing "Audit Fees" subsection were $278,190 in 2013 and $83,000 in 2012. In 2013, such fees related to the June 2013 refinancing of our bank credit facilities and certain other agreed upon procedures. In 2012, such fees related to the employee benefit plan audit and certain other agreed upon procedures.

Tax Fees

        In each of the last two fiscal years, PwC was not engaged to supply any professional services for tax compliance, tax advice and tax planning.

All Other Fees

        PwC was not engaged by our Company in either of the last two fiscal years for any products and services other than those reported in the foregoing subsections.

Attendance at Annual Meeting

        Representatives of PwC are expected to attend the Annual Meeting and will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

 PRINCIPAL STOCKHOLDERS

        As of March 31, 2014, Hanger had a total of 35,342,504 shares of common stock issued and outstanding. The following table sets forth the number of shares of common stock beneficially owned as of March 31, 2014 by: (i) each director and nominee for director of Hanger, (ii) each of the named executive officers; (iii) all directors, nominees and executive officers of Hanger as a group; and (iv) each person known by Hanger to be the beneficial owner of 5% or more of Hanger's common stock.

Directors and Officers:	Number of Shares of Common Stock(1)	Percent of Outstanding Common Stock(1)
Vinit Asar(2)	68,482	*
Christopher Begley(3)	0	*
Thomas P. Cooper, M.D.(4)	25,590	*
Cynthia L. Feldmann(5)	63,329	*
Eric A. Green(6)	27,906	*
Stephen E. Hare(7)	1,500	*
Thomas E. Hartman(8)	2,871	*
Thomas F. Kirk(9)	549,346	1.55%
George E. McHenry(10)	41,750	*
Richard Pettingill(11)	0	*
Patricia Shrader(12)	8,295	*
Richmond L. Taylor(13)	9,453	*
Kenneth Wilson(14)	3,784	*
All directors, nominees and officers as a group (17 persons)(15)	833,407	2.36%
5% Stockholders:
Blackrock, Inc.(16)	3,194,442	9.04%
BNY Mellon(17)	2,899,467	8.20%
Clearbridge Investments, LLC(18)	1,808,673	5.12%
FMR LLC(19)	1,871,068	5.29%
Lord, Abbett & Co. LLC(20)	2,417,981	6.84%
The Vanguard Group(21)	2,016,406	5.71%

*
Less than 1%

(1)
Assumes in the case of each stockholder listed above that all options exercisable within 60 days and all shares of restricted stock vesting within 60 days were exercised or vested, as applicable, and the related shares were owned by such stockholder. With respect to each company listed above, the amounts represent the number of shares beneficially owned, as disclosed in company reports regarding beneficial ownership filed with the SEC. To our knowledge, except as noted above, no person or entity is the beneficial owner of more than 5% of the voting power of the Company's stock.

(2)
Includes 68,482 shares owned directly by Mr. Asar. Does not include 70,660 shares subject to unvested restricted stock.

(3)
Does not include 2,558 shares subject to unvested restricted stock.

(4)
Includes 25,590 shares owned directly by Dr. Cooper. Does not include 7,020 shares subject to unvested restricted stock units and 28,612 shares subject to vested restricted stock units, in both cases that Dr. Cooper has elected to defer. Such deferred restricted stock units will be delivered to Dr. Cooper in the form of whole shares of common stock on or about the fifth anniversary of the annual meeting date set forth on the election form for the year of issuance of the restricted stock units.

(5)
Includes 63,329 shares owned directly by Ms. Feldmann. Does not include 6,175 shares subject to vested restricted stock units and 5,850 shares subject to unvested restricted stock units, in each case that Ms. Feldmann has elected to defer. Such deferred restricted stock units will be delivered to Ms. Feldmann in the form of whole shares of common stock either (i) on or about the fifth anniversary of the meeting date set forth on the election form for the year of issuance of the restricted stock units, or (ii) on or about January 15th of the year following the calendar year in which Ms. Feldmann's service as a director terminates, as applicable.

(6)
Includes 19,959 shares owned directly by Mr. Green, and 7,947 shares subject to exercisable options to purchase shares from our Company. Does not include 7,020 shares subject to unvested restricted stock units and 47,535 shares subject to vested restricted stock units, in both cases that Mr. Green has elected to defer. Such deferred restricted stock units will be delivered to Mr. Green in the form of whole shares of common stock either: (i) on or about January 15th of the year following the calendar year in which Mr. Green's service as a director terminates or (ii) on or about the fifth anniversary of the annual meeting date set forth on the election form for the year of issuance of the restricted stock units, as applicable.

(7)
Includes 1,500 shares owned directly by Mr. Hare. Does not include 7,020 shares subject to unvested restricted stock units and 25,557 shares subject to vested restricted stock units, in both cases that Mr. Hare has elected to defer. Such deferred restricted stock units will be delivered to Mr. Hare in the form of whole shares of common stock on or about January 15th of the year following the calendar year in which Mr. Hare's service as a director terminates.

(8)
Includes 2,871 shares owned directly by Mr. Hartman. Does not include 7,715 shares subject to unvested restricted stock.

(9)
Includes 549,346 shares owned directly by Mr. Kirk and his spouse in a joint account, over which Mr. Kirk and his spouse exercise shared voting power. Does not include 5,965 shares subject to unvested restricted stock.

(10)
Includes 41,750 shares owned directly by Mr. McHenry. Does not include 22,757 shares subject to unvested restricted stock.

(11)
Does not include 1,393 shares subject to unvested restricted stock units.

(12)
Includes 8,295 shares owned directly by Ms. Shrader. Does not include 7,420 shares subject to unvested restricted stock.

(13)
Includes 9,453 shares owned directly by Mr. Taylor. Does not include 23,415 shares subject to unvested restricted stock.

(14)
Includes 3,784 shares owned directly by Mr. Wilson. Does not include 24,117 shares subject to unvested restricted stock.

(15)
Includes 825,460 shares owned directly or controlled by directors and officers of our Company and a total of 7,947 shares subject to exercisable options held by directors and officers of our Company to purchase shares from our Company. Does not include 344,573 shares subject to unvested restricted stock, or to unvested or deferred restricted stock units, issued to directors and officers of our Company.

(16)
The address of Blackrock, Inc. is 40 East 52nd Street, New York, New York 10022. Blackrock, Inc. has sole voting power with respect to 3,091,608 of these shares and sole dispositive power with respect to 3,194,442 of these shares.

(17)
The address of The Bank of New York Mellon Corporation is One Wall Street, 31st Floor, New York, New York 10286. The Bank of New York Mellon Corporation has sole voting power with respect to 2,727,445 of these shares, sole dispositive power with respect to 2,562,487 of these shares, and shared dispositive power over 336,980 of these shares. These shares are beneficially owned by the following direct or indirect subsidiaries of The Bank of New York Mellon Corporation: The Bank of New York Mellon; BNY Mellon, National Association; The Boston Company Asset Management, LLC; The Dreyfus Corporation; Lockwood, Advisors, Inc.; Mellon Capital Management Corporation; Pershing LLC; MAM (MA) Holding Trust; MBC Investment Corporation; and Pershing Group LLC.

(18)
The address of Clearbridge Investments, LLC is 620 8th Avenue, New York, New York 10018. Clearbridge Investments, LLC has sole voting and dispositive power with respect to these shares.

(19)
The address of FMR LLC is 245 Summer Street, Boston, Massachusetts 02210. FMR LLC has sole voting power with respect to 1,206,136 of these shares and sole dispositive power with respect to 1,871,068 of these shares. Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR LLC, is the beneficial owner of 190,677 shares as a result of acting as investment adviser to various investment companies. Fidelity SelectCo, LLC ("SelectCo"), a wholly-owned subsidiary of FMR LLC, is the beneficial owner of 392,155 of these shares as a result of acting as investment advisor to various investment companies. Pyramis Global Advisors, LLC ("Pyramis"), an indirect wholly-owned subsidiary of FMR, LLC, is the beneficial owner of 3,100 of these shares as a result of acting as investment advisor to various institutional accounts, non-U.S. mutual funds, or investment companies. Pyramis Global Advisors Trust Company ("PGATC"), an indirect wholly-owned subsidiary of FMR LLC, is the beneficial owner of 1,256,936 of these shares as a result of its serving as investment manager of institutional accounts owning such shares. FIL Limited ("FIL"), a subsidiary of FMR, LLC, is the beneficial owner of 28,200 of these shares as a result of its provision of investment advisory and management services to a number of non-U.S. investment companies and certain institutional investors.

  Each of FMR LLC and Edward C. Johnson III, Chairman of FMR LLC, through their control of Fidelity, SelectCo, Pyramis, and PGATC has (i) sole power to dispose of the 190,677 shares owned by Fidelity, the 392,155 shares owned by SelectCo., the 3,100 shares owned by Pyramis, the 1,256,936 shares owned by PGATC and (ii) sole power to vote or direct the voting of 2,700 of the shares of stock owned by Pyramis, and 1,175,236 of the shares owned by PGATC.

  Except as set forth above, neither FMR LLC nor Edward C. Johnson III has the sole power to vote or direct the voting of shares owned directly by the subsidiaries referred to above, the voting of which is carried out by those subsidiaries under written guidelines established by those subsidiaries' respective Board of Trustees.

(20)
The address of Lord, Abbett & Co. LLC is 90 Hudson Street, Jersey City, New Jersey 07302. Lord, Abbett & Co. LLC has sole dispositive power with respect to all of these shares, and sole voting power with respect to 2,314,990 of these shares.

(21)
The address of The Vanguard Group is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355. The Vanguard Group has sole voting power with respect to 52,911 of these shares. The Vanguard Group has sole dispositive power with respect to 1,965,595 of these shares, and shares dispositive power with respect to 50,811 shares with its wholly-owned subsidiaries, Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd.

 SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our Company's officers and directors, and persons who beneficially own more than 10% of a registered class of our Company's equity securities, to file initial reports of securities ownership on Form 3 and reports of changes in such ownership on Forms 4 and 5 with the SEC. Based solely on a review of the copies of such reports furnished to our Company during the most recently completed fiscal year, we believe that all reports of securities ownership and changes in such ownership required to be filed during 2013 were timely filed with the exception of a late Form 4 filing for one of our directors in connection with a sale of his stock pursuant to his 10b5-1 trading plan, and late Form 4 filings for certain of our officers relating to performance shares issued to the reporting person based on the achievement of certain performance targets during 2012.

YEAR 2015 STOCKHOLDER PROPOSALS

        Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, proposals of stockholders intended to be presented at and included in the proxy materials for the 2015 annual meeting, which presently is expected to be held in May 2015, must be received by the Secretary of our Company, 10910 Domain Drive, Suite 300, Austin, Texas 78758, no later than December 18, 2014, in order for them to be considered for inclusion in the 2015 Proxy Statement.

        In addition, a stockholder desiring to submit a proposal to be voted on at next year's annual meeting, including nominating persons for election as directors, but not desiring to have such proposal included in next year's proxy materials relating to that meeting, must submit such proposal in accordance with the requirements set forth in our Company's By-Laws. Among other things, a stockholder must submit a proposal to our Company between January 7, 2015 and February 6, 2015. Failure to comply with that advance notice requirement will permit management to use its discretionary voting authority if and when the proposal is raised at the 2015 annual meeting without having had a discussion of the proposal in the proxy materials. Further, to comply with the Corporate Governance and Nominating Committee's policy pursuant to which a stockholder who has owned at least 2% of our Company's outstanding shares of Common Stock for at least one year may recommend a director candidate that the Corporate Governance and Nominating Committee will consider when there is a vacancy on our Board of Directors either as a result of a director resignation or an increase in the size of our Board of Directors, a qualifying stockholder must submit such recommendation no later than December 18, 2014.

OTHER MATTERS

        Management is not aware of any other matters to be considered at the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named in the enclosed Proxy will vote said Proxy in accordance with their discretion.

 ANNUAL REPORT

        We are mailing our Annual Report to Stockholders, including our audited financial statements for the year ended December 31, 2013, with this proxy statement, although the Annual Report is not a part of this proxy statement or a part of the proxy soliciting material.

        We will furnish to any stockholder, without charge, a copy of our 2013 Annual Report on Form 10-K (without exhibits). Requests for our Form 10-K can be made in writing and addressed to Russell Allen via email at ruallen@hanger.com or via telephone at (512) 777-3810. The Form 10-K can also be viewed or requested on our Internet site (www.hanger.com).

By Order of the Board of Directors
HANGER, INC.

George E. McHenry
 Chief Financial Officer and Secretary

April 15, 2014

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X Hanger, Inc. 01S2VA 8 2 B V + Annual Meeting Proxy Card . Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C Sign exactly as your name appears hereon. When signing in a representative or fiduciary capacity, indicate title. If shares are held jointly, each holder should sign. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + B Non-Voting Items A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3. For Against Abstain 2. Advisory approval of the compensation of our named executive officers. 3. To ratify the appointment of PricewaterhouseCoopers LLP as our independent auditor for 2014. This proxy when properly executed will be voted as directed or, if no direction is given, will be voted FOR all nominees for director in Proposal 1 and FOR Proposals 2 and 3. In their discretion, the Proxies are authorized to vote upon such other business as properly may come before the meeting. Change of Address — Please print new address below. Comments — Please print your comments below. 01 - Vinit K. Asar 04 - Cynthia L. Feldmann 07 - Richard R. Pettingill 02 - Christopher B. Begley 05 - Eric A. Green 03 - Thomas P. Cooper, M.D. 06 - Stephen E. Hare 1. Election of Directors: For Withhold For Withhold For Withhold IMPORTANT ANNUAL MEETING INFORMATION 08 - Patricia B. Shrader MMMMMMMMMMMM MMMMMMMMMMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ 1234 5678 9012 345 MMMMMMM 1 9 2 7 4 7 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMMMM C 1234567890 J N T C123456789 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on May 6, 2014. Vote by Internet • Go to www.investorvote.com/HANO • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

. HANGER, INC. 10910 Domain Drive, Suite 300 Austin, Texas 78758 This proxy is solicited by the Board of Directors for the ANNUAL MEETING OF STOCKHOLDERS of Hanger, Inc. (the “Company”), a Delaware corporation, to be held at the Westin Austin at The Domain, 11301 Domain Drive, Austin, Texas, on May 7, 2014, 9:00 a.m., local time. The undersigned appoints Vinit K. Asar and George E. McHenry, and each of them, a proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock, par value $.01 per share, of the Company, which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on May 7, 2014, or at any adjournment or postponement thereof, with all powers the undersigned would have if personally present. (Continued and to be marked, dated and signed, on the other side) Proxy — Hanger, Inc. qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
YOUR VOTE IS IMPORTANT
VOTING SECURITIES
PROPOSAL ONE—ELECTION OF DIRECTORS
PROPOSAL TWO—ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
PROPOSAL THREE—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
COMPENSATION DISCUSSION & ANALYSIS
Compensation Committee Report
EXECUTIVE COMPENSATION SUMMARY COMPENSATION TABLE
GRANTS OF PLAN-BASED AWARDS
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION EXERCISES AND STOCK VESTED
PENSION BENEFITS
TERMINATION AND CHANGE OF CONTROL PROVISIONS
COMPENSATION RISK ASSESSMENT
DIRECTOR COMPENSATION
AUDIT COMMITTEE REPORT
PRINCIPAL STOCKHOLDERS
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
YEAR 2015 STOCKHOLDER PROPOSALS
OTHER MATTERS
ANNUAL REPORT